EXHIBIT 4(ii)

FIVE-YEAR CREDIT AGREEMENT

dated as of

June 21, 2006,

among

PALL CORPORATION,

The SUBSIDIARIES Party Hereto,

The LENDERS Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Facility Agent

and

J. P. MORGAN EUROPE LIMITED,

as London Agent

___________________________

J.P. MORGAN SECURITIES INC.,

BANC OF AMERICA SECURITIES LLC

and

BANC OF AMERICA SECURITIES LIMITED,

as Mandated Lead Arrangers and Joint Bookrunners

and

Bank of Tokyo-Mitsubishi UFJ Trust Company

HSBC Bank USA, National Association

Sumitomo Mitsui Banking Corporation,

UBS Securities LLC

and

Wachovia Bank, N.A.,

as Arrangers

IMPORTANT NOTE:

TRANSPORTING OR SENDING THIS CREDIT AGREEMENT OR ANY CERTIFIED COPY OF THIS CREDIT AGREEMENT INTO THE REPUBLIC OF AUSTRIA MAY RESULT IN THE IMPOSITION OF AN AUSTRIAN STAMP DUTY

[CS&M #6701-534]

i

SECTION 5.10.	Inspection Rights	71
SECTION 5.11.	Use of Proceeds	72
SECTION 5.12.	Guarantee Requirement	72
SECTION 5.13.	Environmental Laws	72
SECTION 5.14.	Company Ratings	72

ARTICLE VI

Negative Covenants

ARTICLE VII

Events of Default

SECTION 7.01.	Events of Default	77
SECTION 7.02.	Remedies Upon Event of Default	80
SECTION 7.03.	Application of Funds	81

ARTICLE VIII

The Agents

ARTICLE IX

Collection Allocation Mechanism

ARTICLE X

Guarantee

ARTICLE XI

Miscellaneous

SCHEDULES:

Schedule 1.01 —	Applicable Funding Account
Schedule 2.01 —	Commitments
Schedule 2.05 —	Existing Letters of Credit
Schedule 3.09 —	Environmental Compliance
Schedule 3.11 —	Tax-Sharing Agreements
Schedule 3.13 —	Subsidiaries and Affiliates
Schedule 4.01(d) —	Certain Closing Deliverables
Schedule 6.01 —	Existing Liens
Schedule 6.02 —	Other Investments
Schedule 6.14 —	Inactive US Subsidiaries

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Company’s Counsel’s Opinion
Exhibit C	—	Form of Guaranty Agreement
Exhibit D	—	Mandatory Costs Rate
Exhibit E	—	Form of Compliance Certificate
Exhibit F	—	Form of Borrower Joinder Agreement
Exhibit G	—	Form of Borrower Termination Agreement
Exhibit H	—	Form of Borrowing Request
Exhibit I	—	Form of German Tax Confirmation
Exhibit J	—	Form of Effective Global Rate (Taux Effectif Global) Letter

v

FIVE-YEAR CREDIT AGREEMENT dated as of June 21, 2006, among PALL CORPORATION, a New York corporation, the SUBSIDIARIES of Pall Corporation named on the signature pages hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Facility Agent and J. P. MORGAN EUROPE LIMITED, as London Agent.

The Borrowers (such term and the other capitalized terms used and not defined herein having the meanings assigned to them in Article I) have requested the Lenders to extend credit in the form of (a) US/European Tranche Commitments under which (i) the Company, the US Subsidiary Borrowers and the European Borrowers may obtain Revolving Loans in US Dollars and Alternative Currencies and (ii) the Company may obtain Swingline Loans and Letters of Credit in US Dollars, in an aggregate principal or face amount not exceeding US$420,000,000 at any time outstanding, (b) French Tranche Commitments under which the French Borrowers, the Company, the US Subsidiary Borrowers and the European Borrowers may obtain Revolving Loans in US Dollars and Alternative Currencies in an aggregate principal amount not exceeding US$45,000,000 at any time outstanding and (c) Italian Tranche Commitments under which the Italian Borrowers, the Company, the US Subsidiary Borrowers and the European Borrowers may obtain Revolving Loans in US Dollars in an aggregate principal amount not exceeding US$35,000,000 at any time outstanding. The proceeds of borrowings hereunder are to be used for working capital and other general corporate purposes of the Company and the Subsidiaries, including the repayment of amounts outstanding under the Existing Credit Agreement and the financing of Permitted Acquisitions. The Letters of Credit will be used for general corporate purposes of the Company and the Subsidiaries. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“90 Day Term Loan Agreement” means the 90 Day Term Loan Agreement dated as of May 4, 2006, among Medsep Corporation, the Company, Pall Netherlands BV and JPMorgan Chase Bank, N.A.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum equal to the sum of (a) the EURIBO Rate for such Interest Period and (b) the Mandatory Costs Rate.

“Adjusted LIBO Rate” means (a) with respect to any LIBOR Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any LIBOR Borrowing denominated in Alternative Currency for any Interest Period, an interest rate per annum equal to the sum of (x) the LIBO Rate for such Interest Period plus (y) the Mandatory Costs Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Facility Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Facility Agent and the London Agent.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 11.14(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Alternative Currency” means (a)  Sterling, (b) Euro and (c) any other currency that is freely transferable and convertible into US Dollars in the London market and for which LIBO Rates can be determined by reference to the Telerate screen as provided in the definition of “LIBO Rate”, and that (i) when such term is used in connection with the US/European Tranche, has been requested by any US/European Tranche Borrower in a notice to the Facility Agent and agreed upon by the Facility Agent and all US/European Tranche Lenders, (ii) when such term is used in connection with the French Tranche, has been requested by any French Tranche Borrower in a notice to the Facility Agent and agreed upon by the Facility Agent and all French Tranche Lenders and (iii) when such term is used in connection with the Italian Tranche, has been requested by any Italian Tranche Borrower in a notice to the Facility Agent and agreed upon by the Facility Agent and all Italian Tranche Lenders.

“Applicable Agent” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Facility Agent, and (b) with respect to a Loan or Borrowing denominated in an Alternative Currency, the London Agent.

“Applicable Creditor” has the meaning assigned to such term in Section 11.14(b).

“Applicable Funding Account” means, as to each Borrower, the applicable account with the Facility Agent (or one of its Affiliates) specified on Schedule 1.01 hereto or set forth in such Borrower’s Borrower Joinder Agreement entered pursuant to Section 2.21, or any other account with the Facility Agent (or one of its Affiliates) that shall be specified in a written notice signed by a Financial Officer and delivered to the Applicable Agent and approved by such Applicable Agent.

“Applicable Rate” means, for any day, with respect to (a) any LIBOR Revolving Loan or any EURIBOR Revolving Loan, the applicable rate per annum set forth below under the caption “LIBOR/EURIBOR Spread” and (b) the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “Commitment Fee Rate”, in each case based upon (A) the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt and (B) in the case of the “LIBOR/EURIBOR Spread”, the Utilization on such date:

Index Debt Ratings:	Commitment Fee Rate	LIBOR/EURIBOR Spread
		Utilization is <50%	Utilization is >50%
Category 1 A/A2 or higher	0.06000%	0.20000%	0.22500%
Category 2 A-/A3	0.06750%	0.22500%	0.25000%
Category 3 BBB+/Baa1	0.08250%	0.27500%	0.30000%
Category 4 BBB/Baa2	0.09000%	0.30000%	0.32500%
Category 5 BBB-/Baa3	0.11250%	0.37500%	0.40000%
Category 6 BB+/Ba1 or lower	0.18375%	0.52500%	0.55000%

For purposes of the foregoing, (i) if either S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6, (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be the average of the applicable rates per annum corresponding to such Categories unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings and (iii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Facility Agent and the Lenders pursuant to Section 5.03(e) or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” has the meaning assigned to such term in Section 11.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Facility Agent in the form of Exhibit A or any other form approved by the Facility Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation or any Sale-Leaseback Transaction that does not result in a Capital Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and the Subsidiaries as at July 31, 2005, and the related audited consolidated statements of earnings, shareholders’ equity and cash flows of the Company and the Subsidiaries for the Fiscal Year then ended, including the notes thereto.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company, any US Subsidiary Borrower, any European Borrower, any French Borrower or any Italian Borrower.

“Borrower Joinder Agreement” means a Borrower Joinder Agreement substantially in the form of Exhibit F.

“Borrower Termination Agreement” means a Borrower Termination Agreement, substantially in the form of Exhibit G.

“Borrowing” means (a) Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of LIBOR Loans or EURIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent in excess of US$5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units of such currency.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such currency in the London interbank market, (b) when used in connection with EURIBOR Loan, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euros and (c) when used in connection with a Loan to any Borrower organized in Austria, France, Germany, Italy or the United Kingdom, “Business Day” shall also exclude any day on which commercial banks in the jurisdiction of organization of such Borrower are authorized or required by law to remain closed.

“Capital Lease” means with respect to any Person, as of the date of determination, any lease the obligations of which are required to be capitalized on the balance sheet of such Person in accordance with GAAP applied on a consistent basis. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“CAM” means the mechanism for the allocation and exchange of interests in the Tranches and the collections thereunder established under Article IX.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article IX.

“CAM Exchange Date” means the date on which any event referred to in clause (f) of Section 7.01 shall occur with respect to the Company.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of the US Dollar Equivalents (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Specified Obligations owed to such Lender and (b) the denominator shall be the sum of the US Dollar Equivalents (as so determined) of the Specified Obligations owed to all the Lenders.

“Cash Collateralize” has the meaning set forth in Section 2.05(j).

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities; or

(d) any Borrower (other than the Company) ceases to be a Subsidiary of the Company.

“Charges” has the meaning set forth in Section 11.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US/European Tranche Revolving Loans, Swingline Loans, French Tranche Revolving Loans or Italian Tranche Revolving Loans and (b) any Commitment, refers to whether such Commitment is a US/European Tranche Commitment, a French Tranche Commitment or an Italian Tranche Commitment.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means a US/European Tranche Commitment, a French Tranche Commitment or an Italian Tranche Commitment. The aggregate amount of the Lenders’ Commitments as of the Closing Date is US$500,000,000.

“Commitment Decrease” has the meaning set forth in Section 2.08(d)(i).

“Commitment Increase” has the meaning set forth in Section 2.08(d)(i).

“Company” means Pall Corporation, a New York corporation.

“Company Materials” has the meaning set forth in Section 5.02.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Consolidated EBITDA” means, for any four consecutive fiscal quarter period, for the Company and the Subsidiaries on a consolidated basis, an amount equal to the Consolidated Net Income (Net Loss) of the Company and the Subsidiaries for such period, plus the sum, without duplication, for such period of (a) Consolidated Interest Charges, (b) depreciation and amortization expenses or charges, (c) income taxes to any government or governmental instrumentality expensed on the Company’s or the Subsidiaries’ books (whether paid or accrued) and (d) non-cash, non-recurring charges or losses, if any, minus the sum, without duplication, for such period of (a) non-cash non-recurring gains, if any and (b) interest income, determined in accordance with GAAP applied on a consistent basis. All the foregoing categories shall be calculated with respect to the Company and the Subsidiaries on a consolidated basis. At any time Consolidated EBITDA is required to be calculated hereunder, the Company shall use the amounts set forth in the financial statement or statements delivered to the Facility Agent covering the last four consecutive fiscal quarters pursuant to the terms hereof.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

“Consolidated Interest Charges” means, for any four fiscal quarter period, for the Company and the Subsidiaries on a consolidated basis, the sum, for such period, of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and the Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of the Company and the Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA.

“Consolidated Net Income (Net Loss)” means, for any period, the net income (or net loss) of the Company and the Subsidiaries on a consolidated basis for such period determined in accordance with GAAP applied on a consistent basis.

“Consolidated Net Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges less interest income earned by the Company and the Subsidiaries, in each case for the four fiscal quarter period ending on such date.

“Consolidated Net Tangible Assets” means, at any time, Consolidated Tangible Assets minus all current liabilities of the Company and the Subsidiaries, all as set forth in the most recent consolidated balance sheet of the Company and the Subsidiaries delivered pursuant to Section 5.01 (or, prior to any such delivery, referred to in Section 3.05) as of such date of determination, determined on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Assets” means, at any time, the aggregate amount of assets (less applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) of the Company and the Subsidiaries minus all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets of the Company and the Subsidiaries, all as set forth in the most recent consolidated balance sheet of the Company and the Subsidiaries delivered pursuant to Section 5.01 (or, prior to any such delivery, referred to in Section 3.05) as of such date of determination, determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means (a) the Bankruptcy Code of the United States, (b) Articles L.611-4 to L.611-15 of the French Code de Commerce, (c) R.d.16.3.1943, n. 267 (s.c. Legge Fallimentare) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, administration, extraordinary administration (amministrazione straordinaria) or (d) similar debtor relief laws of the United States or other applicable jurisdictions (including Austria, France, Germany, Italy and the United Kingdom) from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivables or any rights and claims associated therewith.

“Effective Date” means the first date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 11.02).

“Eligible Investments” means (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed or insured by the United States of America; provided that such obligations mature within two years from the date of acquisition thereof; (b) US Dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States of America or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; (c) money market mutual funds having assets in excess of $1,000,000,000; (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody’s or S&P, respectively; (e) tax exempt securities of an issuer organized in the United States of America rated A or better by Moody’s or S&P; (f) repurchase agreements entered into with any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof or under the laws of Puerto Rico, having capital and surplus in an aggregate amount not less than $1,000,000,000 and relating to any of the obligations referred to in clause (a) above; (g) short-term investments by any Foreign Subsidiary made in the ordinary course of its business and in accordance with the Company’s guidelines and procedures, provided that the aggregate amount of such investments by the Foreign Subsidiaries shall not exceed $50,000,000, at any one time outstanding; or (h) cash.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws” means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of the Company, any other Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a “reportable event” (as defined in Section 4043 of ERISA) with respect to a Pension Plan for which notice thereof has not been waived pursuant to the regulations under Section 4043(c) of ERISA as in effect on the Closing Date; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate if such liability, taken together with any other such liabilities then existing, would reasonably be expected to have a Material Adverse Effect.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, (a) the applicable Screen Rate or (b) if no Screen Rate is available for such Interest Period, the arithmetic mean of the rates quoted by the Reference Banks to leading banks in the Banking Federation of the European Union for the offering of deposits for a period comparable to such Interest Period, in each case as of the Specified Time on the Quotation Day.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.

“European Borrower” means (a) Pall Deutschland Holdings GmbH & Co. KG., (b) Pall Europe Limited and (c) any other European Subsidiary that has been designated as a European Borrower pursuant to Section 2.21, other than any of the foregoing Subsidiaries that has ceased to be a European Borrower as provided in such Section.

“European Subsidiary” means any Subsidiary that is organized under the laws of Austria, Germany or the United Kingdom.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Applicable Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Applicable Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Applicable Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Applicable Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiary” means any Subsidiary that is (a) an Inactive US Subsidiary, (b) a Foreign Subsidiary or (c) a Securitization Entity.

“Excluded Taxes” means (a) with respect to any Lender, (i) income or franchise taxes imposed on (or measured by) its net income by the United States of America or by the jurisdiction under the laws of which such Lender is organized, in which its principal office is located or in which its applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a)(i) above and (iii) any withholding tax that is attributable to the failure of such Lender to comply with Section 2.16(e), (b) with respect to any US/European Tranche Lender (other than a Lender that becomes a US/European Tranche Lender through an assignment under Section 2.18 or by operation of the CAM), any withholding tax that is imposed on amounts payable by a US/European Tranche Borrower organized in the United States of America, Austria, Germany or the United Kingdom by such Borrower’s jurisdiction of organization on amounts payable from locations within such Borrower’s jurisdiction of organization to such Lender’s US/European Tranche Lending Office designated for US/European Tranche Borrowers organized in such Borrower’s jurisdiction of organization at the time such Lender becomes a party to this Agreement (or designates a new US/European Tranche Lending Office for US/European Tranche Borrowers organized in such jurisdiction), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.16(a) (assuming the taking by the applicable Borrower of all actions required in order for available exemptions from such tax to be effective), (c) with respect to any French Tranche Lender (other than a Lender that becomes a French Tranche Lender through an assignment under Section 2.18 or by operation of the CAM), any withholding tax that is imposed on amounts payable by a French Tranche Borrower organized in France, the United States of America, Austria, Germany or the United Kingdom by such Borrower’s jurisdiction of organization on amounts payable from locations within such Borrower’s jurisdiction of organization to such Lender’s French Tranche Lending Office designated for French Tranche Borrowers organized in such Borrower’s jurisdiction of organization at the time such Lender becomes a party to this Agreement (or designates a new French Tranche Lending Office for French Tranche Borrowers organized in such jurisdiction), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.16(a) (assuming the taking by the applicable Borrower of all actions required in order for available exemptions from such tax to be effective) and (d) with respect to any Italian Tranche Lender (other than a Lender that becomes an Italian Tranche Lender through an assignment under Section 2.18 or by operation of the CAM), any withholding tax that is imposed on amounts payable by an Italian Tranche Borrower organized in Italy, the United States of America, Austria, Germany or the United Kingdom by such Borrower’s jurisdiction of organization on amounts payable from locations within such Borrower’s jurisdiction of organization to such Lender’s Italian Tranche Lending Office designated for Italian Tranche Borrowers organized in such Borrower’s jurisdiction of organization at the time such Lender becomes a party to this Agreement (or designates a new Italian Tranche Lending Office for Italian Tranche Borrowers organized in such jurisdiction), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.16(a) (assuming the taking by the applicable Borrower of all actions required in order for available exemptions from such tax to be effective).

“Exposure” means a US/European Revolving Exposure, French Tranche Revolving Exposure or Italian Tranche Revolving Exposure.

“Existing Credit Agreement” means the Credit Agreement dated as of July 29, 2005, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and J. P. Morgan Europe Limited, as London agent.

“Existing Letters of Credit” means each letter of credit previously issued for the account of the Company pursuant to the Existing Credit Agreement that is outstanding on the Effective Date and listed on Schedule 2.05, but shall not include any renewal or extension of any Existing Letter of Credit other than an Existing Letter of Credit issued by JPMCB or an Affiliate thereof.

“Facility Agent” means JPMCB, in its capacity as facility agent for the Lenders hereunder and under the Loan Documents or, as applicable, such Affiliates thereof as it shall from time to time designate by notice to the Company and the Lenders for the purpose of performing its obligations hereunder.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Facility Agent from three Federal funds brokers of recognized standing selected by it.

“Financed Portion” means, at any time, with respect to a Securitization Transaction, the greatest amount of the claims of the parties providing financing (whether through direct purchases of receivables or interests therein or through other financing arrangements), however evidenced, including direct claims on collections of a party providing financing and including debt or equity interests or securities (other than any seller’s interests retained by any wholly owned Subsidiary) of a purchasing vehicle, permitted to be outstanding at such time under such Securitization Transaction (assuming the satisfaction of all conditions to issuance) or, if greater, the maximum purchase limit, however denominated, under such Securitization Transaction.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Fiscal Year” means any period of twelve consecutive calendar months ending on July 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2005 Fiscal Year”) refer to the Fiscal Year ending on July 31st of such calendar year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” shall mean any Subsidiary that is not a US Subsidiary.

“French Borrower” means (a) Pall France S.A., (b) Filtration and Separation Group SAS and (c) any other French Subsidiary that has been designated as a French Borrower pursuant to Section 2.21, other than any of the foregoing Subsidiaries that has ceased to be a French Borrower as provided in such Section.

“French Subsidiary” means any Subsidiary that is organized under the laws of France.

“French Tranche” has the meaning set forth in the definition of “Tranche”.

“French Tranche Borrower” means (a) any French Borrower, (b) any US Borrower and (c) any European Borrower.

“French Tranche Commitment” means, with respect to each French Tranche Lender, the commitment of such French Tranche Lender to make French Tranche Revolving Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate amount of such French Tranche Lender’s French Tranche Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such French Tranche Lender pursuant to Section 11.04. The initial amount of each French Tranche Lender’s French Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such French Tranche Lender shall have assumed its French Tranche Commitment, as the case may be. The aggregate amount of French Tranche Commitments on the Effective Date is US$45,000,000.

“French Tranche Lender” means a Lender with a French Tranche Commitment or a French Tranche Revolving Exposure.

“French Tranche Lending Office” means, with respect to any French Tranche Lender, the office(s) of such Lender (or an Affiliate of such Lender) specified as its “French Tranche Lending Office(s)” on Schedule 2.01 or, as to any Person that becomes a French Tranche Lender after the Closing Date, in the Assignment and Assumption executed by such Person, or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “French Tranche Lending Office(s)” by notice to the Company and the Facility Agent. A French Tranche Lender may designate different French Tranche Lending Offices for Loans to French Tranche Borrowers in different jurisdictions. No French Tranche Lending Office for Borrowers organized under the laws of Austria shall be located within Austria.

“French Tranche Revolving Borrowing” means a Borrowing comprised of French Tranche Revolving Loans.

“French Tranche Revolving Exposure” means, with respect to any French Tranche Lender at any time, the sum of the US Dollar Equivalents of such French Tranche Lender’s outstanding French Tranche Revolving Loans.

“French Tranche Revolving Loans” means Loans made by a French Tranche Lender pursuant to Section 2.01(b). Each French Tranche Revolving Loan denominated in US Dollars shall be a LIBOR Loan or, solely in the case of a French Tranche Revolving Loan denominated in US Dollars made to a US Borrower, an ABR Loan. Each French Tranche Revolving Loan denominated in an Alternative Currency (other than Euros) shall be a LIBOR Loan. Each French Tranche Revolving Loan denominated in Euros shall be a EURIBOR Loan.

“French Tranche Percentage” means, with respect to any French Tranche Lender at any time, the percentage of the aggregate French Tranche Commitments represented by such French Tranche Lender’s French Tranche Commitment at such time; provided, that if the French Tranche Commitments have terminated or expired, the French Tranche Percentages shall be determined on the basis of the French Tranche Commitments most recently in effect, giving effect to any assignments.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty Agreement” means the Guaranty Agreement among the Subsidiary Loan Parties and the Facility Agent substantially in the form of Exhibit C.

“Guarantee Requirement” means, at any time on or after the Effective Date, the requirement that:

(i) the Facility Agent shall have received from each Subsidiary Loan Party either (i) a counterpart of the Guaranty Agreement, duly executed and delivered on behalf of such Subsidiary Loan Party or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, a supplement to the Guaranty Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party, and in each case, the Guaranty Agreement and, if applicable, such supplement to the Guaranty Agreement, shall be in full force and effect and enforceable against each such Subsidiary Loan Party; and

(ii) each Subsidiary Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of the Guaranty Agreement and the performance of its obligations thereunder.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Inactive US Subsidiary” means a US Subsidiary (a) identified as such on Schedule 6.14 hereto or hereafter acquired or formed by the Company or any Subsidiary and designated as an “Inactive US Subsidiary” by written notice to the Facility Agent and (b) that does not own any assets (other than nominal assets) or conduct any operations, or directly or indirectly own any Equity Interests in any Subsidiary other than other Inactive US Subsidiaries.

“Increase/Decrease Effective Date” has the meaning set forth in Section 2.08(d)(i).

“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) Capital Leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Guarantees of such Person in respect of any of the foregoing; and (i) all Securitization Transactions. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnitee” has the meaning set forth in Section 11.03(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Index Debt” means senior, unsecured, Long-Term Indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information Memorandum” means the Confidential Information Memorandum dated May 2006 relating to the Company and the other Borrowers.

“Initial Loans” has the meaning set forth in Section 2.08(d)(ii).

“Interest Election Request” means a request by the relevant Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (including any Swingline Loan), the last day of each March, June, September and December and (b) with respect to any LIBOR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any LIBOR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with consent of each Lender with Commitments under the Tranche under which such Borrowing is to be made, nine or 12 months) thereafter, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, or assumption of debt of or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Bank” means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and, in respect of the Existing Letters of Credit only, the issuers of such Existing Letters of Credit, as set forth in Schedule 2.05. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Italian Borrower” means (a) Pall Italia S.R.L, a company incorporated in Italy as a società a responsabilità limitata con un unico socio with a fully paid corporate capital equal to Euro 3,100,000, having its registered office at Via Bruzzesi N. 38, Milano and registered with the Chamber of Commerce of Milan under number 01679980159 and (b) any other Italian Subsidiary that has been designated as an Italian Borrower pursuant to Section 2.21, other than any of the foregoing Subsidiaries that has ceased to be an Italian Borrower as provided in such Section.

“Italian Subsidiary” means any Subsidiary that is organized under the laws of Italy.

“Italian Tranche” has the meaning set forth in the definition of “Tranche”.

“Italian Tranche Borrower” means (a) any Italian Borrower, (b) any US Borrower and (c) any European Borrower.

“Italian Tranche Commitment” means, with respect to each Italian Tranche Lender, the commitment of such Italian Tranche Lender to make Italian Tranche Revolving Loans pursuant to Section 2.01(c), expressed as an amount representing the maximum aggregate amount of such Italian Tranche Lender’s Italian Tranche Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such Italian Tranche Lender pursuant to Section 11.04. The initial amount of each Italian Tranche Lender’s Italian Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Italian Tranche Lender shall have assumed its Italian Tranche Commitment, as the case may be. The aggregate amount of Italian Tranche Commitments on the Effective Date is US$35,000,000.

“Italian Tranche Lender” means a Lender with an Italian Tranche Commitment or a Italian Tranche Revolving Exposure.

“Italian Tranche Lending Office” means, with respect to any Italian Tranche Lender, the office(s) of such Lender (or an Affiliate of such Lender) specified as its “Italian Tranche Lending Office(s)” on Schedule 2.01 or, as to any Person that becomes an Italian Tranche Lender after the Closing Date, in the Assignment and Assumption executed by such Person, or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Italian Tranche Lending Office(s)” by notice to the Company and the Facility Agent. An Italian Tranche Lender may designate different Italian Tranche Lending Offices for Loans to Italian Tranche Borrowers in different jurisdictions. No Italian Tranche Lending Office for Borrowers organized under the laws of Austria shall be located within Austria.

“Italian Tranche Revolving Borrowing” means a Borrowing comprised of Italian Tranche Revolving Loans.

“Italian Tranche Revolving Exposure” means, with respect to any Italian Tranche Lender at any time, the sum of the US Dollar Equivalents of such Italian Tranche Lender’s outstanding Italian Tranche Revolving Loans.

“Italian Tranche Revolving Loans” means Loans made by an Italian Tranche Lender pursuant to Section 2.01(c). Each Italian Tranche Revolving Loan denominated in US Dollars shall be a LIBOR Loan or, solely in the case of an Italian Tranche Revolving Loan denominated in US Dollars made to a US Borrower, an ABR Loan. Each Italian Tranche Revolving Loan denominated in an Alternative Currency (other than Euros) shall be a LIBOR Loan. Each Italian Tranche Revolving Loan denominated in Euros shall be a EURIBOR Loan.

“Italian Tranche Percentage” means, with respect to any Italian Tranche Lender at any time, the percentage of the aggregate Italian Tranche Commitments represented by such Italian Tranche Lender’s Italian Tranche Commitment at such time; provided, that if the Italian Tranche Commitments have terminated or expired, the Italian Tranche Percentages shall be determined on the basis of the Italian Tranche Commitments most recently in effect, giving effect to any assignments.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Judgment Currency” has the meaning assigned to such term in Section 11.14(b).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any US/European Tranche Lender at any time shall be such US/European Tranche Lender’s US/European Tranche Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Office” means any US/European Tranche Lending Office, any French Tranche Lending Office or any Italian Tranche Lending Office.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and each Existing Letter of Credit.

“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LIBO Rate” means, with respect to any LIBOR Borrowing denominated in any currency for any Interest Period, (a) the applicable Screen Rate or (b) if no Screen Rate is available for such currency or for such Interest Period, the arithmetic mean of the rates quoted by the Reference Banks to leading banks in the London interbank market for the offering of deposits in such currency and for a period comparable to such Interest Period, in each case as of the Specified Time on the Quotation Day.

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment (including an assignment to provide security), deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, each Borrower Joinder Agreement, each Borrower Termination Agreement, the Guaranty Agreement and each supplement thereto and each promissory note delivered pursuant to this Agreement.

“Loan Parties” means the Company, each Borrower and each Subsidiary Loan Party.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time and (b) with respect to a Loan or Borrowing denominated in an Alternative Currency, London time.

“London Agent” means J. P. Morgan Europe Limited.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Mandatory Costs Rate” has the meaning set forth in Exhibit D.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means June 21, 2011, or, if such day is not a Business Day, the next preceding Business Day.

“Maximum Rate” has the meaning set forth in Section 11.13.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means (i) with respect to Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans and Swingline Loans, as the case may be, occurring on such date; and (ii) with respect to any LC Exposure on any date, the amount of such LC Exposure on such date after giving effect to any Letter of Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Exposure as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Participant” has the meaning set forth in Section 11.04(c)(i).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of Equity Interests, assets or otherwise) by the Company or any of the Subsidiaries from any Person or Persons of a business that is substantially similar (a) to any line of business conducted by the Company and/or the Subsidiaries on the Closing Date or (b) to any business substantially related to or incidental to those lines of business conducted by the Company and/or the Subsidiaries on the Closing Date and in which the following conditions are satisfied: (i) the acquisition shall have been approved by the board of directors or other appropriate governing body of the Person whose business is to be acquired; (ii) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom; (iii) if the acquisition is of Equity Interests of a Person, such Person becomes a Subsidiary; (iv) after giving pro forma effect (in a manner satisfactory to the Facility Agent) to the consummation of such acquisition and the incurrence of any Indebtedness in connection with such acquisition, the Consolidated Leverage Ratio shall not exceed 3.00 to 1.00; and (e) the Company shall have delivered to the Facility Agent a Compliance Certificate for the period of four full fiscal quarters immediately preceding such acquisition for which financial statements have been delivered pursuant to the terms hereof (prepared in good faith and in a manner and using a methodology which is consistent with the most recent financial statements delivered pursuant to Section 5.01) giving pro forma effect to the consummation of such acquisition and the incurrence of any Indebtedness in connection with such acquisition and evidencing compliance with the covenants set forth in Section 6.11.

“Permitted Lien” has the meaning set forth in Section 6.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Priority Indebtedness” means the sum, without duplication, for the Company and the Subsidiaries, of (i) all Indebtedness secured by any Lien on any assets of the Company or any Subsidiary, (ii) all Indebtedness referred to in clauses (f) and (i) of the definition of “Indebtedness” and (c) all Sale-Leaseback Transactions.

“Public Lender” has the meaning set forth in Section 5.02.

“Quotation Day” means (a) with respect to any currency (other than Sterling) for any Interest Period, two Business Days prior to the first day of such Interest Period and (b) with respect to Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs in the Relevant Interbank Market for any currency, in which case the Quotation Day for such currency shall be determined by the Applicable Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).

“Reference Banks” means with respect to the LIBO Rate or the EURIBO Rate, the principal London offices of J.P. Morgan Europe Limited, The Royal Bank of Scotland plc and Bank of America, N.A. or such other banks as may be appointed by the Facility Agent in consultation with the Company.

“Register” has the meaning set forth in Section 11.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Interbank Market” means (a) with respect to any currency (other than Euros), the London interbank market and (b) with respect to Euros, the European interbank market.

“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time.

“Responsible Officer” means (a) with respect to the Company, the chief executive officer, president, controller, chief financial officer, treasurer, director of treasury operations, secretary or general counsel of the Company or any other person authorized by the Board of Directors of the Company to sign Loan Documents on its behalf and (b) with respect to any Subsidiary Loan Party, any person authorized by the Board of Directors of such Subsidiary Loan Party to sign Loan Documents on its behalf. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” has the meaning set forth in Section 6.06.

“Revolving Exposure” means any US/European Tranche Revolving Exposure, French Tranche Revolving Exposure or Italian Tranche Revolving Exposure.

“Revolving Loan” means any US/European Tranche Revolving Loan, French Tranche Revolving Loan or Italian Tranche Revolving Loan.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale-Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and, as part of such arrangement, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred. The amount of any Sale-Leaseback Transaction as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Screen Rate” means (a) in respect of the LIBO Rate for any currency for any Interest Period, the British Bankers Association Interest Settlement Rate for such currency and such Interest Period and (b) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period.

“SEC” means the Securities and Exchange Commission.

“Securitization Entity” means any wholly owned subsidiary of the Company that is engaged solely in the purchase of accounts receivable of the Company or any Subsidiary or interests therein and the resale or financing of such accounts receivable or interests, in each case as part of a Securitization Transaction.

“Securitization Transaction” means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests or (b) directly to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness, fractional undivided interests or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.

“Solvent” shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time and (b) with respect to the EURIBO Rate, 11:00 a.m., Frankfurt time.

“Specified Obligations” means Obligations consisting of the principal of and interest on Loans, reimbursement obligations in respect of LC Disbursements (including interest accrued thereon) and fees.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Facility Agent is subject, for LIBOR funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means all Indebtedness which is subordinated in right of payment to the obligations of the Company and/or of its Subsidiaries to the Lenders hereunder and under any other Loan Document.

“Subsequent Borrowings” has the meaning set forth in Section 2.08(d)(ii).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Subsidiary Loan Party” means any Subsidiary that is not an Excluded Subsidiary.

“Swap Contract” means (a) any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any US/European Tranche Lender at any time shall be such US/European Tranche Lender’s US/European Tranche Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“TARGET” means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Threshold Amount” means $20,000,000.

“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following shall comprise a separate Tranche: (a) the US/European Tranche Commitments, the US/European Tranche Revolving Loans, the Letters of Credit and the Swingline Loans (the “US/European Tranche”), (b) the French Tranche Commitments and the French Tranche Revolving Loans (the “French Tranche”) and (c) the Italian Tranche Commitments and the Italian Tranche Revolving Loans (the “Italian Tranche”).

“Tranche Percentage” means, with respect to any Lender holding any US/European Tranche Commitment or Loan, French Tranche Commitment or Loan or Italian Tranche Commitment or Loan, such Lender’s US/European Tranche Percentage, French Tranche Percentage or Italian Tranche Percentage, as the case may be.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is or is to be a party, the satisfaction of the Guarantee Requirement, the borrowing of Loans and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Alternate Base Rate.

“Unreimbursed Amount” has the meaning set forth in Section 2.05(e).

“US Borrowers” means the Company and the US Subsidiary Borrowers.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Facility Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US/European Tranche” has the meaning set forth in the definition of “Tranche”.

“US/European Tranche Borrower” means (a) any US Borrower and (b) any European Borrower.

“US/European Tranche Commitment” means, with respect to each US/European Tranche Lender, the commitment of such US/European Tranche Lender to make US/European Tranche Revolving Loans pursuant to Section 2.01(a) and to acquire participations in Swingline Loans and Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such US/European Tranche Lender’s US/European Tranche Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such US/European Tranche Lender pursuant to Section 11.04. The initial amount of each US/European Tranche Lender’s US/European Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such US/European Tranche Lender shall have assumed its US/European Tranche Commitment, as the case may be. The aggregate amount of US/European Tranche Commitments on the Effective Date is US$420,000,000.

“US/European Tranche Lender” means a Lender with a US/European Tranche Commitment or a US/European Tranche Revolving Exposure.

“US/European Tranche Lending Office” means, with respect to any US/European Tranche Lender, the office(s) of such Lender (or an Affiliate of such Lender) specified as its “US/European Tranche Lending Office(s)” on Schedule 2.01 or, as to any Person that becomes a US/European Tranche Lender after the Closing Date, in the Assignment and Assumption executed by such Person, or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “US/European Tranche Lending Office(s)” by notice to the Company and the Facility Agent. A US/European Tranche Lender may designate different US/European Tranche Lending Offices for Loans to US/European Tranche Borrowers in different jurisdictions. No US/European Tranche Lending Office for Borrowers organized under the laws of Austria shall be located within Austria.

“US/European Tranche Percentage” means, with respect to any US/European Tranche Lender at any time, the percentage of the aggregate US/European Tranche Commitments represented by such US/European Tranche Lender’s US/European Tranche Commitment at such time; provided, that if the US/European Tranche Commitments have terminated or expired, the US/European Tranche Percentages shall be determined on the basis of the US/European Tranche Commitments most recently in effect, giving effect to any assignments.

“US/European Tranche Revolving Borrowing” means a Borrowing comprised of US/European Tranche Revolving Loans.

“US/European Tranche Revolving Exposure” means, with respect to any US/European Tranche Lender at any time, the aggregate amount of (a) the sum of the US Dollar Equivalents of such US/European Tranche Lender’s outstanding US/European Tranche Revolving Loans, (b) such US/European Tranche Lender’s LC Exposure and (c)  such US/European Tranche Lender’s Swingline Exposure.

“US/European Tranche Revolving Loans” means Loans made by a US/European Tranche Lender pursuant to Section 2.01(a). Each US/European Tranche Revolving Loan denominated in US Dollars shall be a LIBOR Loan or, solely in the case of a US/European Tranche Revolving Loan denominated in US Dollars made to a US Borrower, an ABR Loan. Each US/European Tranche Revolving Loan denominated in an Alternative Currency (other than Euros) shall be a LIBOR Loan. Each US/European Tranche Revolving Loan denominated in Euros shall be a EURIBOR Loan.

“US Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“US Subsidiary Borrower” means (a) Medsep Corporation and (b) any other US Subsidiary that has been designated as a US Subsidiary Borrower pursuant to Section 2.21, other than any of the foregoing Subsidiaries that has ceased to be a US Subsidiary Borrower as provided in such Section

“Utilization” means, on any date, the aggregate amount of Revolving Exposures under all Tranches on such date expressed as a percentage of the aggregate amount of Commitments under all Tranches on such date, provided that at all times after the termination of the Commitments, the Utilization shall be deemed to be greater than 50%.

“VAT” means value added tax or any other similar Taxes.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US/European Tranche Revolving Loan”) or by Type (e.g., a “US/European Tranche LIBOR Loan”) or by Class and Type (e.g., a “US/European Tranche LIBOR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “US/European Tranche Revolving Borrowing”) or by Type (e.g., a “US/European Tranche LIBOR Borrowing”) or by Class and Type (e.g., a “US/European Tranche LIBOR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, other document or statute herein shall be construed as referring to such agreement, instrument, other document or statute as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) each capitalized term used but not defined in any Schedule to this Agreement shall have the meaning assigned to such term in this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Facility Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Facility Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.

SECTION 1.05. Currency Translation. (a) For purposes of any determination under Section 6.01, 6.02 or 6.03, under paragraph (e) or (h) of Section 7.01 or under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in US Dollars in Section 6.01, 6.02 or 6.03 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times any transactions were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Section 6.05, the amount of each Disposition or other applicable transaction denominated in a currency other than US Dollars shall be translated into US Dollars at the applicable currency exchange rate in effect on the date such Disposition or other transaction is consummated. Such currency exchange rates shall be determined in good faith by the Company.

(b) The Facility Agent shall (A) determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for the applicable currency in relation to US Dollars in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this paragraph and (B) notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) US/European Tranche Commitments. Subject to the terms and conditions set forth herein, each US/European Tranche Lender agrees to make US/European Tranche Revolving Loans denominated in US Dollars or Alternative Currencies to the US/European Tranche Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate US/European Tranche Revolving Exposures exceeding the aggregate US/European Tranche Commitments or (ii) the US/European Tranche Revolving Exposure of any Lender exceeding its US/European Tranche Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the US/European Tranche Borrowers may borrow, prepay and reborrow US/European Tranche Revolving Loans.

(b) French Tranche Commitments. Subject to the terms and conditions set forth herein, each French Tranche Lender agrees to make French Tranche Revolving Loans denominated in US Dollars or Alternative Currencies to the French Tranche Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate French Tranche Revolving Exposures exceeding the aggregate French Tranche Commitments or (ii) the French Tranche Revolving Exposure of any Lender exceeding its French Tranche Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the French Tranche Borrowers may borrow, repay and reborrow French Tranche Revolving Loans.

(c) Italian Tranche Commitments. Subject to the terms and conditions set forth herein, each Italian Tranche Lender agrees to make Italian Tranche Revolving Loans denominated in US Dollars or Alternative Currencies to the Italian Tranche Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate Italian Tranche Revolving Exposures exceeding the aggregate Italian Tranche Commitments or (ii) the Italian Tranche Revolving Exposure of any Lender exceeding its Italian Tranche Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Italian Tranche Borrowers may borrow, repay and reborrow Italian Tranche Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each US/European Tranche Revolving Loan shall be made as part of a US/European Tranche Revolving Borrowing consisting of US/European Tranche Revolving Loans of the same Type and currency made by the US/European Tranche Lenders ratably in accordance with their respective US/European Tranche Commitments. Each French Tranche Revolving Loan shall be made as part of a French Tranche Revolving Borrowing consisting of French Tranche Revolving Loans of the same Type and currency made by the French Tranche Lenders ratably in accordance with their respective French Tranche Commitments. Each Italian Tranche Revolving Loan shall be made as part of an Italian Tranche Revolving Borrowing consisting of Italian Tranche Revolving Loans of the same Type and currency made by the Italian Tranche Lenders ratably in accordance with their respective Italian Tranche Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of LIBOR Loans (or, in the case of a Revolving Borrowing denominated in US Dollars and made to a US Borrower, ABR Loans), (ii) each Revolving Borrowing denominated in an Alternative Currency (other than Euros) shall be comprised entirely of LIBOR Loans and (iii) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any LIBOR Revolving Borrowing or EURIBOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$500,000; provided that an ABR Revolving Borrowing under any Tranche may be in an aggregate amount that is equal to the entire unused balance of the Commitments under such Tranche or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of US$100,000 and not less than US$100,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) five US/European Tranche LIBOR Revolving Borrowings and US/European Tranche EURIBOR Revolving Borrowings outstanding, (ii) three French Tranche LIBOR Revolving Borrowings and French Tranche EURIBOR Revolving Borrowings outstanding or (iii) three Italian Tranche LIBOR Revolving Borrowings and Italian Tranche EURIBOR Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Company, on behalf of the requesting Borrower, shall notify the Applicable Agent of such request by telecopy of a written Borrowing Request in the form of Exhibit H or any other form approved by the London Agent and signed by a Responsible Officer of the Company (or, in the case of the Facility Agent, by telephone confirmed promptly by hand delivery or telecopy to the Facility Agent of a written Borrowing Request in the form of Exhibit H or any other form approved by the Facility Agent and signed by a Responsible Officer of the Company) (a) in the case of a LIBOR Borrowing denominated in US Dollars, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a LIBOR Borrowing denominated in an Alternative Currency or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting such Borrowing;

(ii) whether the requested Borrowing is to be a US/European Tranche Revolving Borrowing, a French Tranche Revolving Borrowing or an Italian Tranche Revolving Borrowing;

(iii) the currency and the aggregate amount of the requested Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) the Type of such Borrowing;

(vi) in the case of a LIBOR Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii) the Applicable Funding Account; and

(viii) in the case of a Borrowing in an Alternative Currency, the jurisdiction from which payments of the principal and interest on such Borrowing will be made.

If no currency is specified with respect to any requested LIBOR Borrowing, then (i) if the applicable Borrower is a US Borrower, it shall be deemed to have selected US Dollars and (ii) if the applicable Borrower is a European Borrower, the applicable Borrowing Request will be of no force or effect. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars made to a US Borrower, an ABR Borrowing, (B) in the case of a Borrowing denominated in US Dollars made to a Borrower (other than a US Borrower), a LIBOR Borrowing, (C) in the case of Borrowing denominated in an Alternative Currency (other than Euros), a LIBOR Borrowing and (D) in the case of a Borrowing denominated in Euros, a EURIBOR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing or EURIBOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in US Dollars to the Company, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding US$10,000,000, (ii) the aggregate amount of the US/European Tranche Revolving Exposures exceeding the aggregate amount of the US/European Tranche Commitments or (iii) the US/European Tranche Revolving Exposure of any Lender exceeding its US/European Tranche Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall notify the Facility Agent of such request by telephone (confirmed by telecopy signed by a Responsible Officer of the Company), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Facility Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the Applicable Funding Account (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Facility Agent not later than 10:00 a.m., New York City time, on any Business Day require the US/European Tranche Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the US/European Tranche Lenders will participate. Promptly upon receipt of such notice, the Facility Agent will give notice thereof to each US/European Tranche Lender, specifying in such notice such US/European Tranche Lender’s US/European Tranche Percentage of such Swingline Loan or Loans. Each US/European Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Facility Agent, for the account of the Swingline Lender, such Lender’s US/European Tranche Percentage of such Swingline Loan or Loans. Each US/European Tranche Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the US/European Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US/European Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such US/European Tranche Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the US/European Tranche Lenders), and the Facility Agent shall promptly pay to the Swingline Lender the amounts so received by it from the US/European Tranche Lenders. The Facility Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Facility Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Facility Agent; any such amounts received by the Facility Agent shall be promptly remitted by the Facility Agent to the US/European Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Facility Agent, as applicable, if and to the extent such payment is required to be refunded to a Loan Party for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

SECTION 2.05. Letters of Credit. (a)  General. Subject to the terms and conditions set forth herein, the Company may request the issuance (or the amendment, renewal or extension of an outstanding Letter of Credit) of Letters of Credit denominated in US Dollars for its own account, in a form reasonably acceptable to the Facility Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. From and after the Effective Date, each Existing Letter of Credit, as set forth in Schedule 2.05, shall be deemed to be a Letter of Credit for all purposes hereof and shall be deemed to have been issued hereunder on the Effective Date. Any Lender that issued an Existing Letter of Credit shall have the rights of an Issuing Bank as to such Letter of Credit for purposes of this Section 2.05.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Facility Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice signed by a Responsible Officer of the Company requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$50,000,000, (ii) the aggregate amount of the US/European Tranche Revolving Exposures shall not exceed the aggregate amount of the US/European Tranche Commitments and (iii) the US/European Tranche Revolving Exposure of each Lender shall not exceed such Lender’s US/European Tranche Commitment.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that at the request of the Company any Letter of Credit may contain customary “evergreen” provisions pursuant to which such Letter of Credit will, in the absence of a notice given by the Issuing Bank, be automatically renewed (but in no event beyond the date that is five Business Days prior to the Maturity Date) for successive one-year periods.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the US/European Tranche Lenders, the Issuing Bank hereby grants to each US/European Tranche Lender, and each US/European Tranche Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s US/European Tranche Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each US/European Tranche Lender hereby absolutely and unconditionally agrees to pay to the Facility Agent, for the account of the Issuing Bank, such Lender’s US/European Tranche Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each US/European Tranche Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. On the Effective Date and without any further action by any party hereto, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each US/European Tranche Lender, and each US/European Tranche Lender shall be deemed to have acquired from such Issuing Bank, a participation in each such Existing Letter of Credit in accordance with the foregoing provisions of this paragraph (d).

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Facility Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if the Maturity Date shall not have occurred, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a ABR Revolving Borrowing or Swingline Loan (in each case, if such LC Disbursement is not less than US$500,000) in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Company fails to make such payment when due, the Facility Agent shall notify each US/European Tranche Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof (the “Unreimbursed Amount”) and such Lender’s US/European Tranche Percentage thereof. Promptly following receipt of such notice, each US/European Tranche Lender shall pay to the Facility Agent its US/European Tranche Percentage of the Unreimbursed Amount, in the same manner as provided in Section 2.06 with respect to Loans made by such US/European Tranche Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the US/European Tranche Lenders), and the Facility Agent shall promptly pay to the Issuing Bank the amounts so received by it from the US/European Tranche Lenders. Promptly following receipt by the Facility Agent of any payment from the Company pursuant to this paragraph, the Facility Agent shall distribute such payment to the Issuing Bank or, to the extent that US/European Tranche Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US/European Tranche Lenders and the Issuing Bank as their interests may appear. Any payment made by a US/European Tranche Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. None of the Facility Agent, the US/European Tranche Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Facility Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the US/European Tranche Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full, by 12:00 noon, New York City time, on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans denominated in US Dollars; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any US/European Tranche Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such US/European Tranche Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Facility Agent, the replaced Issuing Bank and the successor Issuing Bank. The Facility Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fees under Section 2.11(b)), but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Facility Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US/European Tranche Lenders with LC Exposures representing more than 50% of the aggregate amount of LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit (“Cash Collateralize”) in an account with the Facility Agent, in the name of the Facility Agent and for the benefit of the US/European Tranche Lenders and the Issuing Bank, an amount in cash equal to the aggregate amount of LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (f) of Section 7.01. Each such deposit shall be held by the Facility Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Facility Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Facility Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Facility Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of US/European Tranche Lenders with LC Exposures representing more than 50% of the aggregate amount of LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06. Funding of Borrowings. (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Applicable Funding Account of such Borrower; provided that ABR Revolving Loans or Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Facility Agent to the Issuing Bank.

(b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and such Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan.

SECTION 2.07. Interest Elections. (a)  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of an affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower shall notify the Applicable Agent of such election by telecopy (or, in the case of the Facility Agent, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or telecopy to the Facility Agent of a written Interest Election Request in a form approved by the Facility Agent and signed by a Responsible Officer of the Company, on behalf of the applicable Borrower. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for LIBOR Loans or EURIBOR Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available to such Borrower under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (e) of this Section:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is to be a LIBOR Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender holding a Loan to which such request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing or EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall (i) in the case of a LIBOR Borrowing made to a US Borrower denominated in US Dollars, be converted to an ABR Borrowing, (ii) in the case of any other LIBOR Borrowing or a EURIBOR Borrowing, become due and payable on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Facility Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing made to a US Borrower denominated in US Dollars may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Revolving Borrowing made to a US Borrower denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Tranche; provided that (i) each reduction of the Commitments of any Tranche shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, in each case for Borrowings denominated in US Dollars, (ii) the Company shall not terminate or reduce the US/European Tranche Commitments if, after giving effect to any concurrent prepayment of the US/European Tranche Revolving Loans or Swingline Loans in accordance with Section 2.10, the aggregate amount of US/European Revolving Exposures would exceed the aggregate amount of US/European Tranche Commitments, (iii) the Company shall not terminate or reduce the French Tranche Commitments if, after giving effect to any concurrent prepayment of the French Tranche Revolving Loans in accordance with Section 2.10, the aggregate amount of French Tranche Exposures would exceed the aggregate amount of French Tranche Commitments and (iv) the Company shall not terminate or reduce the Italian Tranche Commitments if, after giving effect to any concurrent prepayment of the Italian Tranche Revolving Loans in accordance with Section 2.10, the aggregate amount of Italian Tranche Exposures would exceed the aggregate amount of Italian Tranche Commitments.

(c) The Company shall notify the Facility Agent of any election to terminate or reduce the Commitments under any Tranche under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Facility Agent shall advise the other Agent and the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by a Responsible Officer of the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Facility Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments under any Tranche shall be permanent. Each reduction of the Commitments under any Tranche shall be made ratably among the applicable Lenders in accordance with their Commitments under such Tranche.

(d) (i) The Company may, by written notice to the Facility Agent signed by a Responsible Officer of the Company, from time to time decrease the Commitments under any Tranche (a “Commitment Decrease”), ratably in accordance with the applicable Lenders’ Tranche Percentages under such Tranche, and cause the Lenders under such Tranche to assume Commitments (or increase their existing Commitments) under another Tranche (a “Commitment Increase”) in an amount for each such Lender equal to the amount by which its Commitment under such initial Tranche shall have been reduced; provided, that (A) each Commitment Increase under any Tranche will be subject to and conditioned upon simultaneous Commitment Decreases under one or more other Tranches in a like aggregate principal amount and (B) no Lender shall be required to assume a Commitment (or increase an existing Commitment) under the French Tranche or the Italian Tranche unless it shall, in its discretion, consent to such assumption or increase. Each such notice shall set forth the amount of the Commitment Increase or Commitment Decrease under each Tranche and the date (the “Increase/Decrease Effective Date”) on which such adjustments are to become effective (which shall be not less than 30 days or more than 60 days after the date of such notice).

(ii) On the Increase/Decrease Effective Date, (A) the aggregate principal amount of the Revolving Loans outstanding under each Tranche under which a Commitment Increase will become effective (the “Initial Loans” under such Tranche) immediately prior to giving effect to the applicable Commitment Increase on the Increase/Decrease Effective Date shall be deemed to be repaid, (B) after the effectiveness of the Commitment Increase, the Borrowers permitted to borrow under such Tranche shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans under such Tranche and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Applicable Agent in accordance with Section 2.03, (C) each Lender under such Tranche shall pay to the Applicable Agent in same day funds an amount equal to the difference, if positive, between (x) such Lender’s Tranche Percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (y) such Lender’s Tranche Percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans, (D) after the Applicable Agent receives the funds specified in clause (C) above, the Applicable Agent shall pay to each Lender under such Tranche the portion of such funds that is equal to the difference, if positive, between (1) such Lender’s Tranche Percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans and (2) such Lender’s Tranche Percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (E) each Lender with a Commitment under such Tranche after giving effect to the Commitment Increase shall be deemed to hold its Tranche Percentage of each Subsequent Borrowing (calculated after giving effect to the Commitment Increase) and (F) each applicable Borrower shall pay each applicable Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (A) above in respect of each LIBOR Loan or EURIBOR Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.15 if the Increase/Decrease Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

(iii) On the Increase Effective Date, each Commitment Decrease specified in the notice by the Company pursuant to paragraph (d)(i) above shall be made ratably among the Lenders holding Commitments under the decreasing Tranche in accordance with their Commitments under such Tranche and any prepayments required in order that the aggregate Exposures under such Tranche will not exceed the aggregate Commitments thereunder shall be made.

(iv) Commitment Increases, Commitment Decreases and new Commitments created pursuant to this Section shall become effective on the date specified in the original notice delivered by the Company pursuant to the first sentence of paragraph (d)(i) above.

(v) Notwithstanding the foregoing, no Commitment Increase shall become effective under this Section unless, (A) on the date of such increase or addition, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references therein to the making of Loans being deemed to be references to such increase or addition) and the Facility Agent shall have received a certificate to that effect dated such date and executed by a financial officer of the Company and (B) the Facility Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (c) and (d) of Section 4.01 as to the corporate power and authority of the applicable Borrowers to borrow hereunder after giving effect to such increase.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in US Dollars (including any ABR Borrowing) is made to the Company, the Company shall repay all outstanding Swingline Loans.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Facility Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by any Agent hereunder for the account of the Lenders and each Lender’s share thereof. The London Agent shall furnish to the Facility Agent, promptly after the making of any Loan or Borrowing with respect to which it is the Applicable Agent or the receipt of any payment of principal or interest with respect to any such Loan or Borrowing, information with respect thereto that will enable the Facility Agent to maintain the accounts referred to in the preceding sentence.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Facility Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably acceptable to the Facility Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b) If the aggregate Exposures under any Tranche shall exceed the aggregate Commitments under such Tranche, then (i) on the last day of any Interest Period for any LIBOR Revolving Borrowing or EURIBOR Revolving Borrowing under such Tranche and (ii) in the case of the US/European Tranche, on any other date in the event ABR Revolving Borrowings or Swingline Loans shall be outstanding under such Tranche, the applicable Borrowers shall prepay Loans under such Tranche in an aggregate amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings or Loans referred to in clause (i) or (ii), as applicable. If, on any date, the aggregate amount of the Exposures under any Tranche shall exceed 105% of the aggregate Commitments under such Tranche, then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Borrowings under such Tranche in an aggregate principal amount sufficient to eliminate such excess.

(c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d) The Company, on behalf of the applicable Borrower, shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by a telecopy notice signed by a Responsible Officer of the Company of any prepayment of a Borrowing hereunder (i) in the case of a LIBOR Borrowing denominated in US Dollars, not later than 11:00 a.m., Local Time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable), (ii) in the case of a LIBOR Borrowing denominated in an Alternative Currency or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, four Business days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable) and (iii) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Applicable Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) any break funding payments pursuant to Section 2.15.

SECTION 2.11. Fees. (a) The Company agrees to pay to the Facility Agent, in US Dollars, for the account of each Lender, a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of each of the Commitments of such Lender during the period from and including the Closing Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which all the Commitments shall have terminated, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Commitments, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and the LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Company agrees to pay (i) to the Facility Agent for the account of each US/European Tranche Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to US/European Tranche LIBOR Revolving Loans, on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank a one-time fronting fee with respect to the issuance of each Letter of Credit (other than the Existing Letters of Credit) equal to 0.125% of the initial amount of such Letter of Credit, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued or becoming payable in respect of Letters of Credit issued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Agents.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Facility Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution (i) in the case of commitment fees, to the Lenders and (ii) in the case of the participation fees, to the US/European Tranche Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate.

(b) The Revolving Loans comprising each LIBOR Revolving Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Revolving Loans comprising each EURIBOR Revolving Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Revolving Loan or EURIBOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall each be computed on the basis of a year of 365 days (or, except in the case of Borrowings denominated in Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted LIBO Rate, Adjusted EURIBO Rate or Alternate Base Rate shall be determined by the Facility Agent, and such determination shall be conclusive absent manifest error.

(g) For the purposes of Articles L313-1 et seq, R 313-1 and R313-2 of the French Code de la Consommation, the parties acknowledge that, due to certain terms of this Agreement (including the variable interest rate applicable to Loans made to French Borrowers and the French Borrowers’ right to select the currency and the duration of the Interest Period of each Loan), the taux effectif global applicable to the Loans made to any French Borrower cannot be calculated as of the Closing Date. However, the London Agent shall deliver to any French Subsidiary, on of the date on which such French Subsidiary becomes a French Borrower, a letter substantially in the form of Exhibit J. The terms of any such letter delivered to a French Borrower are hereby incorporated herein by this reference.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing denominated in any currency or a EURIBOR Borrowing denominated in Euros:

(i) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as the case may be, for such Interest Period; or

(ii) the Applicable Agent is advised by a majority in interest of the Lenders that would participate in such Borrowing that the LIBO Rate or EURIBO Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the applicable Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Agent notifies the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any affected Revolving Borrowing to, or continuation of any affected Revolving Borrowing as, a LIBOR Borrowing or a EURIBOR Borrowing, as the case may be, shall be ineffective, (ii) any affected LIBOR Borrowing or EURIBOR Borrowing that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto and (iii) any Borrowing Request for an affected LIBOR Borrowing or a EURIBOR Borrowing shall be ineffective.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Adjusted EURIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender, the Issuing Bank or the London or European interbank market any other condition affecting this Agreement or LIBOR Loans or EURIBOR Loans made by such Lender or any Letter of Credit or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or EURIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan or any EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan or any EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan or any EURIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith) or (d) the assignment of any LIBOR Loan or any EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.18 or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan or a EURIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London or European interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes. (a)  Any and all payments by or on account of any obligation of a Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Agent, each Lender and Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each relevant Loan Party shall indemnify each Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Facility Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Facility Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation. Each Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Company.

(f) Austrian Tax Matters. Notwithstanding any other provision hereof, the exclusive place of performance (Leistungsort) in respect of all rights and obligations of the parties to this Agreement and the other Loan Parties shall be at all times a location outside the Republic of Austria.

(g) German Tax Matters.

(i) Upon the written request of the Company, and additionally as provided in clause (vi) below, the Lenders shall, within 50 Business Days after the Closing Date and each anniversary of the Closing Date, issue confirmations (each a “Tax Confirmation”), but not more than once a year unless the Company demonstrates to the satisfaction of the Facility Agent that more than one Tax Confirmation is required in a particular year, in order to enable any Borrower which falls within the personal scope of obligation of section 8a German corporate income tax law to provide sufficient proof to the German tax authorities about absence of any back-to-back financing within the meaning of the public decrees of the tax authorities (the “Decrees”) to Section 8a of the German Corporate Income Tax Act (Körperschaftsteuergesetz) dated 15 July 2004 and 22 July 2005.

(ii) Each European Borrower organized under the laws of Germany will forward to the Lenders such information which may be reasonably required by the Lenders (based on the then applicable practice of the German tax authorities) to enable the Lenders to issue a Tax Confirmation.

(iii) No Tax Confirmation shall contain any statements by any Lender that such Lender is not permitted to issue by law, administrative rule or regulation of any jurisdiction that such Lender or any of its Affiliates is subject to.

(iv) The Company, on behalf of itself and each other Loan Party, and each Borrower confirms to each Lender and to the Facility Agent that the Tax Confirmations will be issued by the Lenders exclusively at the written request of a European Borrower organized under the laws of Germany and solely for providing proof to the German tax authorities of the absence of any back-to-back-financing pursuant to the Decrees with respect to the Loan Documents and that neither the Lenders nor the Facility Agent are responsible for examining the Loan Parties’ tax position or for achieving any certain tax treatment of the Loan Parties. Furthermore, the Company, on behalf of itself and each other Loan Party, and each Borrower confirms to each Lender and to the Facility Agent that a Tax Confirmation is not given for any Loan Party to rely on, but only for delivery to the competent tax authorities and that, therefore, no Loan Party will raise any claims against a Lender or the Facility Agent based on, or in connection with, a (correct or incorrect) Tax Confirmation. No Lender will be, and the Facility Agent will not be, liable for any loss, expense or any other cost whatsoever incurred or suffered by any Loan Party as a consequence of any Tax Confirmation made by a Lender (or by the Facility Agent on behalf of a Lender).

(v) The Lenders agree to issue the Tax Confirmations in each case substantially in the form of Exhibit I. Any costs and expenses reasonably incurred by any Lender in connection with the provision of the Tax Confirmations will be borne by the Company.

(vi) The Lenders will issue upon written request of the Company an amended form of Tax Confirmation to be reasonably agreed upon in the event that the tax laws (or the official interpretation of them by the German tax administration) applicable as of the Closing Date are amended. Each Lender is permitted to issue an adjusted Tax Confirmation at any time, and, in particular, in respect of any amendment to the Loan Documents and the Lenders are not bound by any confidentiality or secrecy requirement under any applicable laws, regulations or practice in respect of any information in that respect requested by, and provided by them to, any competent tax authority.

(vii) The Company will indemnify and hold harmless each Lender from any claims raised against it on the grounds of having issued a Tax Confirmation.

(viii) Each Borrower acknowledges that the Facility Agent or any Lender may only deliver a Tax Confirmation if and to the extent the Company, on behalf of itself and the other Borrowers, has released the Facility Agent or such Lender, as the case may be, from its general obligation to maintain confidentiality in respect of any information contained in a Tax Confirmation.

(h) Value Added Tax. All amounts payable by any Loan Party to the Agents, the Lenders or the Issuing Bank shall be deemed to be exclusive of any VAT. If VAT is payable on any amount paid to the Agents, the Lenders or the Issuing Bank by any Loan Party, the Borrower or such Loan Party shall pay to the Agents, the Lenders or the Issuing Bank an amount equal to the amount of the VAT.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a)  Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15, 2.16 or 2.19, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent for the account of the Lenders to such account as the Applicable Agent shall from time to time specify in one or more notices delivered to the Company, except that payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein shall be made directly to such parties and payments pursuant to Sections 2.14, 2.15, 2.16, 2.19 and 11.03 shall be made directly to the Persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by any Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment.

(b) If at any time insufficient funds are received by the Agents from any Borrower (or from the Company as guarantor of the Obligations of such Borrower pursuant to Article X) and available to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal of the Loans and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its US/European Tranche Revolving Loans, French Tranche Revolving Loans, Italian Tranche Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its US/European Tranche Revolving Loans, French Tranche Revolving Loans, Italian Tranche Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the US/European Tranche Revolving Loans, French Tranche Revolving Loans, Italian Tranche Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective US/European Tranche Revolving Loans, French Tranche Revolving Loans, Italian Tranche Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company and each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company or such Borrower in the amount of such participation.

(d) Unless an Agent shall have received notice from a Borrower prior to the date on which any payment is due to such Agent for the account of the Lenders or the Issuing Bank hereunder that the such Borrower will not make such payment, such Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to such Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 11.03(c) then the Facility Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by any Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14 or 2.19, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Borrower is required to pay any additional interest to any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14 or 2.19, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Loan Party is required to pay any additional interest to any Lender pursuant to Section 2.19 or (iv) any Lender defaults in its obligation to fund Loans hereunder, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Facility Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such Borrower shall have received the prior written consent of the Facility Agent (and, if a US/European Tranche Commitment is being assigned, the Issuing Bank), which consent, in each case, shall not unreasonably be withheld, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or such Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or 2.19 or payments required to be made pursuant to Section 2.16 or additional interest required pursuant to Section 2.19, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

SECTION 2.19. Foreign Subsidiary Costs. (a) If the cost to any Lender of making or maintaining any Loan to any Borrower is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States of America, such Borrower shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Facility Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

(b) Each Lender will promptly notify the Company and the Facility Agent of any event of which it has knowledge that will entitle such Lender to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section in respect of any costs resulting from such event, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

SECTION 2.20. Redenomination of Certain Alternative Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the London Agent (in consultation with the Company) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

SECTION 2.21. Designation of US Subsidiary Borrowers, European Borrowers, French Borrowers and Italian Borrowers. The Company may at any time and from time to time designate (a) any US Subsidiary as a US Subsidiary Borrower, (b) any European Subsidiary as a European Borrower, (c) any French Subsidiary as a French Borrower or (d) any Italian Subsidiary as an Italian Borrower, in each case by delivery to the Facility Agent of a Borrower Joinder Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a US Subsidiary Borrower, a European Borrower, a French Borrower or an Italian Borrower, as the case may be, and a party to this Agreement. Any US Subsidiary Borrower, European Borrower, French Borrower and Italian Borrower shall continue to be a Borrower and a party hereunder until the Company shall have executed and delivered to the Facility Agent a Borrower Termination Agreement with respect to such Borrower, whereupon such Borrower shall cease to be a Borrower and a party hereunder. Notwithstanding the preceding sentence, (a) no Borrower Joinder Agreement shall become effective as to any US Subsidiary Borrower, any European Borrower, any French Borrower or any Italian Borrower if it shall be unlawful for such Subsidiary to become a Borrower hereunder or for any Lender participating in a Tranche under which such Subsidiary may borrow to make Loans to such Subsidiary as provided herein and (b) no Borrower Termination Agreement will become effective as to any US Subsidiary Borrower, any European Borrower, any French Borrower or any Italian Borrower until all Loans made to such Subsidiary shall have been repaid and all amounts payable by such Subsidiary in respect of interest and/or fees (and, to the extent notified by the Facility Agent or any Lender, any other amounts payable under the Credit Agreement by such Subsidiary) shall have been paid in full; provided that such Borrower Termination Agreement shall be effective to terminate the right of such Subsidiary to request or receive further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrower Joinder Agreement, the Facility Agent shall send a copy thereof to each US/European Tranche Lender, French Tranche Lender or Italian Tranche Lender, as the case may be.

ARTICLE III

Representations and Warranties

The Company represents and warrants to the Lenders that:

SECTION 3.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Subsidiary (a) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (d) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its properties; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s charter, by-laws or other organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any agreement, instrument or undertaking to which such Person is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any law, rule or regulation. Each Loan Party and each other Subsidiary is in compliance with all agreements, instruments and undertakings referred to in clause (b)(i), except to the extent that failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.03. Governmental Authorization; Other Consents. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any other Loan Party, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to any Borrower, the borrowings and each other extension of credit hereunder, other than registrations, consents and approvals received prior to the Closing Date and which are in full force and effect or such registrations, consents and approvals referred to in Section 3.01 hereof.

SECTION 3.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors’ rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05. Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Company and the Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and the Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Company and the Subsidiaries as at April 30, 2006, and the related unaudited consolidated statements of earnings and cash flows for the nine-month period ended on that date, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Company and the Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has resulted, or could reasonably be expected to result, in a Material Adverse Effect. The Company and each other Loan Party is Solvent.

SECTION 3.06. Litigation. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Subsidiary) pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary at law or in equity or before or by any Governmental Authority, which involve any of the Transactions or which could reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07. No Default. Neither the Company nor any Subsidiary is a party to any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Ownership of Property; Liens. The Company and each Subsidiary has good title to its respective properties and assets, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

SECTION 3.09. Environmental Compliance. Except as disclosed in Schedule 3.09 hereto, the Company and each Subsidiary are in compliance with all applicable Environmental Laws and neither the Company nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any such Subsidiary in any manner which violates any applicable Environmental Law, except to the extent any such noncompliance or violation could not reasonably be expected to result in a Material Adverse Effect. To the best actual knowledge of any officer of the Company, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law, except to the extent any such violation could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Insurance. The properties of the Company and the Subsidiaries are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

SECTION 3.11. Taxes. The Company and the Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) where the failure to file such tax returns or pay such taxes, charges or levies could not reasonably be expected to result in a Material Adverse Effect and (b) taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP consistently applied have been provided on the books of the Company and the Subsidiaries. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, result in a Material Adverse Effect. Except as set forth in Schedule 3.11 hereto, neither any Loan Party nor any Subsidiary is a party to any tax sharing agreement.

SECTION 3.12. ERISA Compliance. No material liability under ERISA or the Code (other than for PBGC premiums due but not delinquent), has been imposed, or could reasonably be expected to be imposed, upon the Company or any ERISA Affiliate. No ERISA Event has occurred, or could reasonably be expected to occur, that, when taken together with any other ERISA Events that have occurred, could reasonably be expected to result in a material liability to the Company or any ERISA Affiliate. No lien imposed under the Code or ERISA on the assets of the Company or any of its ERISA Affiliates exists or to the knowledge of the Company is likely to arise on account of any Plan. The excess of the present value of all projected benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan, if any, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.13. Subsidiaries; Equity Interests. Attached hereto as Schedule 3.13 is a correct and complete list of each of the Subsidiaries and Affiliates (other than directors and officers of the Company) as of the Closing Date showing as to each (a) Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of interests in such Subsidiary and the number of outstanding shares or other ownership interests owned by each shareholder or other owner of interests and (b) Affiliate in which the Company or any of its Subsidiaries owns an interest, the number of shares or other ownership interests of such Affiliate owned directly or indirectly by the Company.

SECTION 3.14. Margin Regulations; Investment Company Act. (a) Neither the Company nor any of the Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing and each issuance of a Letter of Credit, not more than 25% of the value of the assets (either of the Company only or of the Company and the Subsidiaries on a consolidated basis) subject to any provision of this Agreement under which the sale, pledge or disposition of assets is restricted (within the meaning of Regulation U) will be margin stock.

(b) None of the Company or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 3.15. Disclosure. None of the Information Memorandum, this Agreement, any other Loan Document or any other document, certificate or written statement furnished to any Agent, the Issuing Bank or any Lender by or on behalf of the Company or any of the Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

SECTION 3.16. Compliance With Laws. The Company and each Subsidiary is in compliance with all laws, rules, regulations, orders and decrees which are applicable to the Company or such Subsidiary, or to any of their respective properties, the failure to comply with which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17. Permits and Licenses, Etc. The Company and each Subsidiary has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate its respective business except to the extent the failure to have any such permit, license, certification, authorization or approval could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18. Labor Disputes and Acts of God. Neither the business nor the properties of the Company or any Subsidiary are affected by any accident, loss, theft, destruction, strike, lockout or other labor dispute, embargo, condemnation, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.19. Specially Designated Nationals or Blocked Persons List. None of the Company, the Subsidiaries or any Affiliates of the Company are named on the United States Department of the Treasury’s Specially Designated Nationals or Blocked Persons list.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):

(a) The Facility Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Facility Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Guarantee Requirement shall be satisfied.

(c) The Facility Agent shall have received a favorable written opinion (addressed to the Facility Agent and the Lenders and dated the Effective Date) of Carter Ledyard & Milburn LLP, counsel for the Loan Parties, substantially in the form of Exhibit B. The Company hereby requests such counsel to deliver such opinion.

(d) The Facility Agent shall have received such documents as the Facility Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Facility Agent and its counsel, including, with respect to any Borrower organized under the laws of Austria, France, Germany, Italy or the United Kingdom, those documents listed on Schedule 4.01(d) under the caption entitled the jurisdiction of organization of such Borrower.

(e) The Facility Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and paragraphs (b) and (f) of this Section.

(f) There shall not have occurred since July 31, 2005, any event, condition or circumstance that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

(g) The Facility Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company hereunder or under any other Loan Document.

(h) The Existing Credit Agreement and the commitments thereunder shall have been terminated, the loans and other amounts outstanding or payable thereunder shall have been paid in full and all letters of credit outstanding thereunder shall have expired or been terminated or arrangements shall have been made for such letters of credit to become Existing Letters of Credit.

(i) The 90 Day Term Loan Agreement and the commitments thereunder shall have been terminated and the loans and other amounts outstanding or payable thereunder shall have been paid in full.

(j) The Lenders shall have received all documentation and other information reasonably requested by the Lenders or the Facility Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

The Facility Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.02) at or prior to 5:00 p.m., New York City time, on June 23, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03. Initial Credit Event for each Additional Borrower. The obligation of each Lender to make Loans to any Borrower that becomes a Borrower after the Closing Date is subject to the satisfaction of the following conditions:

(a) The Facility Agent (or its counsel) shall have received such Borrower’s Borrower Joinder Agreement duly executed by all parties thereto.

(b) The Facility Agent shall have received such documents (including such legal opinions) as the Facility Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrower, the authorization of the Transactions insofar as they relate to such Borrower and any other legal matters relating to such Borrower, its Borrower Joinder Agreement or such Transactions, including, with respect to any Borrower organized under the laws of Austria, France, Germany, Italy and the United Kingdom, those documents listed on Schedule 4.01(d) under the caption entitled the jurisdiction of organization of such Borrower, all in form and substance satisfactory to the Facility Agent and its counsel.

(c) The Lenders shall have received all documentation and other information reasonably requested by the Lenders or the Facility Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

ARTICLE V

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 5.01, 5.02, and 5.03) cause each Subsidiary to:

SECTION 5.01. Financial Statements. Deliver to the Facility Agent, in form and detail satisfactory to the Facility Agent and the Lenders:

(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Company or at such earlier time as the SEC may require the Company to deliver its Form 10-K (commencing with the Fiscal Year ended July 31, 2006), a consolidated balance sheet of the Company and the Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such financial statement audit; provided that the requirements of this paragraph shall be deemed satisfied by delivery within the time period specified above of (i) a copy of the Company’s Annual Report on Form 10-K for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) (“Form 10-K”) prepared in accordance with the requirements therefor and filed with the SEC or (ii) a notice setting forth a written reference to a website that contains such Form 10-K (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act); and

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Company or at such earlier time as the SEC may require the Company to deliver its Form 10-Q (commencing with the fiscal quarter ended October 31, 2006), (i) a consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarter and (ii) consolidated statements of earnings of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, and a statement of cash flows for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and certified by a Responsible Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries being reported on and their results of operations and cash flows, subject to the changes resulting from year-end adjustments; provided that the requirements of this paragraph shall be deemed satisfied by delivery within the time period specified above of (i) a copy of the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC or (ii) a notice setting forth a written reference to a website that contains such Form 10-Q.

As to any information contained in materials furnished pursuant to Section 5.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

SECTION 5.02. Certificates; Other Information. Deliver to the Facility Agent, in form and detail satisfactory to the Facility Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 5.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Section 5.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Facility Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 5.01 or any other clause of this Section;

(e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC or the U.S. Department of Justice concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Facility Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.01(a) or (b) or paragraph (c) of this Section (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at www.pall.com; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Facility Agent has access (whether a commercial, third-party website or whether sponsored by the Facility Agent); provided that the Company shall notify the Facility Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Facility Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 5.02(b) to the Facility Agent. Except for such Compliance Certificates, the Facility Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery.

The Company hereby acknowledges that (a) the Facility Agent may make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Facility Agent, the Issuing Bank and the Lenders to treat such Company Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Facility Agent and the Arranger shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

SECTION 5.03. Notices. Promptly notify the Facility Agent:

(a) of the occurrence of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Company is likely to become a Default or Event of Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, any agreement, instrument or other undertaking to which the Company or any Subsidiary is a party or by which any of the Company or the Subsidiaries or any of their respective properties are bound; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary not mandated by GAAP; and

(e) of any announcement by Moody’s or S&P of any change in a rating by S&P or Moody’s of the Index Debt.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to paragraph (a) of this Section shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 5.04. Payment of Obligations. (a) Pay all material indebtedness and obligations, now existing or hereafter arising, as and when due and payable except where (i) the validity or amount thereof is being contested in good faith and by appropriate proceedings, which proceedings shall include good faith negotiations, and (ii) the Company or any Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (iii) the failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof or except where the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Company nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested; provided further that, subject to the foregoing proviso, the Company and each Subsidiary will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

SECTION 5.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 6.04 or 6.05, (b) prevent any circumstance described in Articles 2246, 2247, 2482-bis or 2482-ter from occurring with respect to any Italian Borrower, (c) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises (other than as expressly permitted herein) necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect and (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs and improvements thereto and renewals and replacements thereof so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times in the manner and custom of similar businesses; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

SECTION 5.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the Company, or through self insurance, if adequate reserves are maintained with respect thereto, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types (including hazard, business interruption, public liability and product liability) and in such amounts (including deductibles and co-insurance, if adequate reserves are maintained with respect thereto) as are customarily carried under similar circumstances by such other Persons.

SECTION 5.08. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to result in a Material Adverse Effect, including, without limitation, the rules and regulations of the Board.

SECTION 5.09. Books and Records. Maintain adequate records and proper books of record and account in which full, true and correct entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, and which shall reflect all financial transactions of the Company and each Subsidiary and matters involving the assets and business of the Company and each Subsidiary.

SECTION 5.10. Inspection Rights. At any time during normal business hours, upon reasonable advance notice and subject to compliance by the Facility Agent with the Company’s normal confidentiality requirements, permit the Facility Agent or any of its agents or representatives to examine and make copies of and abstracts from the books and records of such information which the Facility Agent reasonably deems necessary or desirable (including the financial records of the Company and the Subsidiaries) and to visit the properties of the Company or any of the Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of the Subsidiaries with any of their respective executive officers or, in the presence of a Responsible Officer of the Company or a person designated in writing by a Responsible Officer of the Company, the Company’s independent accountants.

SECTION 5.11. Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit for the purposes set forth in the recitals hereto, and not in contravention of any law or of any Loan Document.

SECTION 5.12. Guarantee Requirement. Notify the Facility Agent at the time that any Person becomes a US Subsidiary, and promptly thereafter (and in any event within 30 days), (a) cause the Guarantee Requirement to be satisfied with respect to such Person and (b) deliver to the Facility Agent documents comparable to those referred to in Section 4.01(c) and (d) with respect to such Person and the Loan Documents to which it shall be a party.

SECTION 5.13. Environmental Laws. Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless the Facility Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Subsidiary; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

SECTION 5.14. Company Ratings. Arrange for an annual reassessment and review of the ratings by S&P and Moody’s of the Index Debt and maintain ratings by S&P and Moody’s of the Index Debt at all times.

ARTICLE VI

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

SECTION 6.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):

(a) Liens created under any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 6.01;

(c) Liens for taxes, assessments or other governmental charges (i) not yet due or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not yet due and payable or the payment of which is not at the time required;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Synthetic Lease Obligations), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(g) leases or subleases granted to others, easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate could not result in a Material Adverse Effect;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h) or securing appeal or other surety bonds related to such judgments, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any stay;

(i) Liens securing leases (other than Synthetic Lease Obligations);

(j) bankers’ liens or set-off rights of depositary banks or securities intermediaries arising in the ordinary course of business; and

(k) Liens not expressly permitted by clauses (a) through (i) above securing or deemed to exist in connection with Priority Indebtedness permitted under Section 6.03; provided that such Liens shall not secure any other obligations (other than interest, fee, expense reimbursement, indemnity and similar obligations associated with such permitted Priority Indebtedness).

SECTION 6.02. Investments. Make any Investments, except:

(a) Investments held by the Company or any Subsidiary in the form of Eligible Investments;

(b) Investments of the Company in any Subsidiary and Investments of any Subsidiary in the Company or in another Subsidiary;

(c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d) Investments constituting Permitted Acquisitions;

(e) Investments (including by the purchase of Equity Interests) (other than Investments listed on Schedule 6.02 hereto, such Investments being permitted by clause (g) below) by the Company in any Person which is not a Subsidiary; provided that such entities are engaged in a business which is related to the business of the Company, and provided further that the aggregate amount of all Investments made pursuant to this paragraph, calculated at the time of the incurrence of each such Investment, is in an amount not in excess of 10% of the Consolidated Tangible Assets of the Company and the Subsidiaries;

(f) Investments in the Company’s benefits protection trust, established for the purpose of satisfying certain supplemental retirement benefit obligations for eligible executives in the event of a change of control of the Company, consistent with past practices; and

(g) Investments not otherwise specified in clauses (a) through (f) hereof that are described on Schedule 6.02 hereto.

SECTION 6.03. Priority Indebtedness. Permit the aggregate Priority Indebtedness of the Company and the Subsidiaries at any time to exceed 20% of Consolidated Net Tangible Assets as of the most recent fiscal quarter end of the Company.

SECTION 6.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof) whether in one transaction or a series of transactions, except that, so long as no Default exists or would result therefrom:

(a) any US Subsidiary may merge with (i) the Company; provided that the Company shall be the continuing or surviving Person or (ii) any one or more other US Subsidiaries; provided that when any Subsidiary Loan Party is merging with another US Subsidiary that is not a Subsidiary Loan Party, the Subsidiary Loan Party shall be the continuing or surviving Person;

(b) any Foreign Subsidiary may merge with any one or more other Foreign Subsidiaries;

(c) any Subsidiary may Dispose of all or substantially all its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is any Borrower (other than the Company) or any Subsidiary Loan Party, then the transferee must either be a Borrower or a Subsidiary Loan Party that is party to the Guaranty Agreement;

(d) the Company and any Subsidiary may make Investments permitted under Section 6.02 and Permitted Acquisitions; and

(e) the Company may merge with and into a US Subsidiary; provided that (i) the Company shall notify the Facility Agent not less than thirty days prior to such event and (ii) the surviving entity shall, if applicable, assume the obligations of the merged entity pursuant to this Agreement or any of the other Loan Documents and shall execute such documents and agreements as may be reasonably required by the Facility Agent.

SECTION 6.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of properties or assets no longer used or useful in the conduct of their respective businesses;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of property by the Company or any Subsidiary to the Company or to a Subsidiary; provided that if the transferor of such property is a Borrower or a Loan Party, the transferee thereof must be a Borrower or a Loan Party that, if not the Company, is party to the Guaranty Agreement;

(d) Dispositions of all or substantially all the assets of the Company or a Subsidiary permitted by Section 6.04;

(e) Dispositions of notes, accounts receivable or other obligations owing to the Company or any Subsidiary of the Company, with or without recourse, including for collections in the ordinary course of business;

(f) the making of Investments permitted by Section 6.02 and the making of Restricted Payments permitted by Section 6.06; and

(g) Dispositions by the Company and the Subsidiaries not otherwise permitted under this Section; provided that (i) at the time of each such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any Fiscal Year shall not exceed the amount expressed in dollars which is equal to 15% of the aggregate book value of the assets of the Company and the Subsidiaries on a consolidated basis calculated at the time such Disposition is made;

provided, however, that any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

SECTION 6.06. Restricted Payments. If a Default shall have occurred and is continuing, declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any shares or any class of stock of the Company whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or in any combination thereof (each of the foregoing being a “Restricted Payment”).

SECTION 6.07. Change in Nature of Business. Engage in any material line of business which is substantially different (i) from those lines of business conducted by the Company and the Subsidiaries on the Closing Date and (ii) from any business substantially related or incidental to those lines of business conducted by the Company and the Subsidiaries on the Closing Date.

SECTION 6.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company’s or any of the Subsidiaries’ business and on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply (i) to transactions between or among the Company and any Subsidiary Loan Party that is party to the Guaranty Agreement or between and among any Subsidiary Loan Parties that are party to the Guaranty Agreement, (ii) Investments in Subsidiaries permitted under Section 6.02, (iii) the tax sharing agreements set forth on Schedule 3.11 hereto and (iv) Restricted Payments permitted under Section 6.06.

SECTION 6.09. Burdensome Agreements. Enter into any agreement, instrument or undertaking (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to pay a dividend to, to make a distribution to or to repurchase, redeem, defease or retire any Equity Interests in any Subsidiary held by, the Company or any Subsidiary Loan Party or to otherwise transfer property to the Company or any Subsidiary Loan Party or (b) of any Subsidiary to Guarantee the Indebtedness of the Company.

SECTION 6.10. Use of Proceeds. Use the proceeds of any Loan or any Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

SECTION 6.11. Financial Covenants. (a) Permit the Consolidated Net Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.50 to 1.00.

(b) Permit the Consolidated Leverage Ratio at any time to be greater than 3.50 to 1.00.

SECTION 6.12. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance with such laws and regulations.

SECTION 6.13. Certain Agreements, Amendment and Waivers. Enter into, amend or waive any provision of any agreement, instrument or undertaking evidencing or related to Indebtedness of any Borrower or any Loan Party, if such agreement, instrument or undertaking (after giving effect to any such amendment or waiver, as applicable) would contain any financial covenant that would be more restrictive than any financial covenant contained in this Agreement.

SECTION 6.14. Inactive US Subsidiaries. No more than $1,000,000 of assets will be held by Inactive US Subsidiaries in the aggregate.

SECTION 6.15. Segregation of Assets. Permit any Italian Borrower to (a) segregate such Italian Borrower’s assets for purposes of Article 2447-bis of the Italian Civile Code (Patrimoni Destinati ad uno Specifico Affare) or (b) issue any Equity Interests or incur any Indebtedness with terms or conditions described in Article 2447-ter of the Italian Civile Code.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any LC Disbursement, or (ii) within five days after the same becomes due, any interest on any Loan or on any LC Disbursement, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 5.01, 5.02, 5.03, 5.05, 5.10, 5.11 or 5.12 or Article VI; or

(c) Other Defaults. Any Borrower or any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for 30 days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an early termination date (however defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the defaulting party (however defined in such Swap Contract) or (B) any termination event (however defined in such Swap Contract) under such Swap Contract as to which the Company or any Subsidiary is an affected party (however defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, administrative receiver, administrator, compulsory manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or any French Borrower is in a state of cessation de paiement, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party or any Subsidiary and is not released, vacated or fully bonded within 60 days after its issue or levy, (iii) any Subsidiary organized under the laws of the United Kingdom suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness, (iv) the value of the assets of any Subsidiary organized under the laws of the United Kingdom is less than its liabilities (taking into account contingent and prospective liabilities), (v) a moratorium is declared in respect of any Indebtedness of any Subsidiary organized under the laws of the United Kingdom, (vi) any corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Subsidiary organized under the laws of the United Kingdom, (vii) there occurs a composition, compromise, assignment or arrangement with any creditor of a Subsidiary organized under the laws of the United Kingdom or (viii) a judgment for sauvegarde, redressement judiciaire, redressement total de l’entreprise or liquidiation judiciaire is entered with respect to any French Borrower under articles L.620-1 to L.670-8 of the French Code de Commerce; or

(h) Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or (ii) any one or more non-monetary final judgments that result, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

(l) Article 2447 or 2482-ter of the Italian Civil Code. There occurs any of the circumstances described in Articles 2447 or 2482-ter of the Italian Civil Code with respect to any Italian Borrower.

SECTION 7.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing unremedied, the Facility Agent may, and at the request of the Required Lenders shall, (in the case of any French Borrower, without mise en demeure or any other judicial or extrajudicial step (but subject to the mandatory provisions of Article L.620-1 to L.670-8 of the French Code de Commerce)) take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Bank to make Letter of Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and each other Borrower;

(c) require that the Company Cash Collateralize the LC Exposure (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company or any Subsidiary under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the Issuing Bank to make Letter of Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the LC Exposure as aforesaid shall automatically become effective, in each case without further act of the Facility Agent or any Lender.

SECTION 7.03. Application of Funds. After an Event of Default, any amounts received on account of the Obligations shall be applied by the Facility Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Facility Agent and amounts payable under Article VIII) payable to the Facility Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank (including fees and time charges for attorneys who may be employees of any Lender or the Issuing Bank) and other amounts payable under Article II), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, LC Disbursements and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Disbursements, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Facility Agent for the account of the Issuing Bank, to Cash Collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law.

Subject to Section 2.05(j), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VIII

The Agents

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the Subsidiaries that is communicated to or obtained by them or any of their Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of their own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its respective Related Parties. The exculpatory provisions of the preceding paragraphs and the provisions of Section 11.03 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the other Agents, the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders (in the case of a resignation by the Facility Agent) or the Facility Agent (in the case of a resignation by any other Agent) shall have the right, in consultation with the Company, to appoint a successor. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

The parties agree that none of the Mandated Lead Arrangers and Joint Bookrunners or the Arrangers referred to on the cover page shall have any powers, duties or responsibilities under this Agreement or any other Loan Document, except in its capacity, as applicable, as an Agent, a Lender, the Issuing Bank or the Swingline Lender hereunder.

ARTICLE IX

Collection Allocation Mechanism

On the CAM Exchange Date, (a) the Commitments shall automatically and without further act be terminated as provided in Article VII and (b) the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Specified Obligations such that, in lieu of the interests of each Lender in the particular Specified Obligations that it shall own as of such date and prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Specified Obligation. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 11.04 and each Borrower hereby consents and agrees to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to the Agents all such promissory notes and other instruments and documents as the Facility Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Facility Agent against delivery of any promissory notes so executed and delivered; provided that the failure of or any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by an Agent pursuant to any Loan Document in respect of the Specified Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph).

In the event that, on or after the CAM Exchange Date, the aggregate amount of the Specified Obligations shall change as a result of the making of an LC Disbursement by an Issuing Bank that is not reimbursed by the applicable Borrower, then (a) each US/European Tranche Lender, shall, in accordance with Section 2.05(d), promptly purchase from the applicable Issuing Bank a participation in such LC Disbursement in the amount of such Lender’s US/European Tranche Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (b) the Facility Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Specified Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Specified Obligations and (c) in the event distributions shall have been made in accordance with the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding on the CAM Exchange Date. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

ARTICLE X

Guarantee

In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of such other Borrowers. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Agent or Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement, (d) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Agent or Lender to any balance of any deposit account or credit on the books of any Agent or Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of all the Obligations owned by the Company to the Agent, the Issuing Bank and the Lenders), and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise (other than for the indefeasible payment in full of all the Obligations owed by the Company to the Agents, the Issuing Bank and the Lenders).

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent or Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Agent or Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by any Agent or Lender, forthwith pay, or cause to be paid, to the applicable Agent or Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Agent or Lender, not consistent with the protection of its rights or interests, then, at the election of the Facility Agent, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify each Agent and Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Agents, the Issuing Bank and the Lenders.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Obligations.

ARTICLE XI

Miscellaneous

SECTION 11.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Company, to it at Pall Corporation, 2200 Northern Blvd., East Hills, NY 11548, Attention of Legal Department (Telecopy No. (516) 484-3529);

(ii) if to the Facility Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 21 South Clark, 19th Floor, IL1-0010, Chicago, Illinois 60603, Attention of Teresita Siao (Telecopy No. (312) 385-7096), with a copy to JPMorgan Chase Bank, N.A., 395 N. Service Road, Suite 302, Melville, New York 11747, Attention of John Budzynski (Telecopy No. (631) 755-5184);

(iii) if to the London Agent, to J. P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of Agency Department (Telecopy No. 44-207-777-2360), with a copy to the Facility Agent as provided under clause (ii) above; and

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Facility Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Facility Agent and the applicable Lender. Each Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) No written notice or other written communication under the Loan Documents shall be sent or made to any location within Austria.

SECTION 11.02. Waivers; Amendments. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Facility Agent and each Loan Party that is a party thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Sections 2.17(b), 2.17(c) or 7.03 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definitions of “Required Lenders” or “Alternative Currency” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or substantially all the Subsidiary Loan Parties from their obligations under the Guaranty Agreement (except as expressly provided in Section 11.15), or limit their liability in respect of such obligations, without the written consent of each Lender, (vii) change any provisions of Article IX without the written consent of each Lender and (viii) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders under one Tranche differently than those under any other Tranche, without the written consent of Lenders holding a majority in interest of the outstanding Commitments and Revolving Exposure under each affected Tranche; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Bank or the Swingline Lender without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as the case may be and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the US/European Tranche Lenders (but not the French Tranche Lenders or the Italian Tranche Lenders), the French Tranche Lenders (but not the US/European Tranche Lenders or the Italian Tranche Lenders) or the Italian Tranche Lenders (but not the US/European Tranche Lenders or the French Tranche Lenders) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Lenders under the applicable Tranche.

SECTION 11.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Company shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the syndication of the credit facilities provided for herein, the preparation, execution, delivery or administration of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Company or any Affiliate thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) To the extent that the Company fails to pay any amount required to be paid by it to any Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate amount of Revolving Exposures and unused Commitments at the time (or, if there shall be no Revolving Exposures or unused Commitments, based upon its share of the unused Commitments most recently in effect at the time).

(d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 11.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Facility Agent; and

(C) the Issuing Bank; and

(D) the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Facility Agent) shall not be less than US$5,000,000 unless each of the Company and the Facility Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Facility Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Facility Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and the Subsidiaries and its and their Related Parties or securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and State securities laws.

For the purposes of this Section 11.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.19 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Facility Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Facility Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any consent to such assignment required by paragraph (b) of this Section, the Facility Agent shall record the information contained in such Assignment and Assumption in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of, or notice to, the Company, the Facility Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Facility Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Company, to comply with Section 2.16(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers or the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Facility Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.19 and 11.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents or the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Facility Agent and when the Facility Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Loan Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to and shall not limit other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.

SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12. Confidentiality. (a) Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Company and its Related Parties or its or their securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with the procedures and applicable law, including Federal and State securities laws.

(c) All Information, including requests for waivers and amendments, furnished by the Company or the Agents pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Company and the Subsidiaries and its and their Related Parties or securities. Accordingly, each Lender represents to the Company and each Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and State securities laws.

SECTION 11.13. Interest Rate Limitation. (a) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

(b) Solely with respect to any Italian Borrower and solely for purposes of Italian law, at no time shall the interest rate applicable to any Loan made to any Italian Borrower exceed the maximum lawful interest rate under paragraph 4 of article 2 of the Italian Act (Legge) 7 March 1996 No. 108 for transactions of the type contemplated by this Agreement. This paragraph (b) shall in no event operate to reduce the interest rate payable by any Loan Party (other than any Italian Borrower and then only under Italian law).

SECTION 11.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party hereto contained in this Section 11.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 11.15. Releases of Guarantees. (a) In the event of a disposition of all the Equity Interests in a Subsidiary Loan Party to a Person other than the Company or an Affiliate of the Company in a transaction not prohibited by any covenant contained in this Agreement, the Facility Agent is hereby directed and authorized to take such action and to execute such documents as the Company may reasonably request, at the Company’s sole expense, to evidence or effect the release of the Guarantee by such Subsidiary Loan Party under the Guaranty Agreement.

(b) Without limiting the provisions of Section 11.05, the Company shall reimburse the Facility Agent for all costs and expenses, including attorney’s fees and disbursements, incurred by it in connection with any action contemplated by this Section 11.15.

SECTION 11.16. USA Patriot Act. Each Lender and the Facility Agent (for itself and not on behalf of any Lender) hereby notifies each of the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of such Loan Parties and other information that will allow such Lender or the Facility Agent, as applicable, to identify such Loan Parties in accordance with the Patriot Act.

SECTION 11.17. No Fiduciary Duty. The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Issuing Bank, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Issuing Bank, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PALL CORPORATION,
by	/s/ LISA MCDERMOTT
	Name:	Lisa McDermott
	Title:	Chief Financial Officer and Treasurer

PALL EUROPE LIMITED,
by	/s/ LISA MCDERMOTT
	Name:	Lisa McDermott
	Title:	Chief Financial Officer and Treasurer

FILTRATION AND SEPARATION GROUP, SAS,
By	/s/ LISA MCDERMOTT
	Name:	Lisa McDermott
	Title:	Chief Financial Officer and Treasurer

PALL FRANCE, S.A.,
By	/s/ LISA MCDERMOTT
	Name:	Lisa McDermott
	Title:	Chief Financial Officer and Treasurer

PALL DEUTSCHLAND HOLDING GMBH & CO. K.G.,
by	PALL DEUTSCHLAND BETEILIGUNGS-GMBH, its General Partner,
by
/s/ LISA MCDERMOTT
		Name:	Lisa McDermott
		Title:	Chief Financial Officer and Treasurer

PALL ITALIA S.R.L.,
By
/s/ LISA MCDERMOTT
	Name:	Lisa McDermott
	Title:	Chief Financial Officer and Treasurer

MEDSEP CORPORATION,
By
/s/ LISA MCDERMOTT
	Name:	Lisa McDermott
	Title:	Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Lender, Swingline Lender and Issuing Bank,
By
/s/ TARA LYNNE MOORE
	Name:	Tara Lynne Moore
	Title:	Vice President

J. P. MORGAN EUROPE LIMITED, as London Agent,
By
/s/ S. CLARKE
	Name:	S. Clarke
	Title:	Vice President

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Banca Intesa SpA

By	/s/ FRANK MAFFEI
	Name:	Frank Maffei
	Title:	Vice President

For any Lender require a second signature line:

By	/s/ JOHN J. MICHALISIN
	Name:	John J. Michalisin
	Title:	First Vice Preseident

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Banca Nazionale Del Lavoro S.p.A., New York Branch

By	/s/ DONNA LA SPINA
	Name:	Donna La Spine
	Title:	Relationship Manager

For any Lender require a second signature line:

By	/s/ FRANCESCO DI MARIO
	Name:	Francesco Di Mario
	Title:	Senior Manager

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Bank of America, N.A.

By	/s/ MARTHA NOVAK
	Name:	Martha Novak
	Title:	Senior Vice President

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

The Bank of New York

By	/s/ ROGER A. GROSSMAN
	Name:	Roger A. Grossman
	Title:	Vice President

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Bank of Tokya-Mitsubishi UFJ Trust Company

By	/s/ LAWRENCE ELKINS
	Name:	Lawrence Elkins
	Title:	Vice President

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Comerica Bank

By	/s/ SARAH R. WEST
	Name:	Sarah R. West
	Title:	Assistant Vice President

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Commerzbank AG

By	/s/ JAMES WEBER
	Name:	James Weber
	Title:	Director

For any Lender require a second signature line:

By	/s/ MICHAEL KADEL
	Name:	Michael Kadel
	Title:	Associate Director

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

HSBC Bank USA, National Association

By	/s/ GARY SARRO
	Name:	Gary Sarro
	Title:	First Vice President

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Natexis Banques Populaires

By	/s/ PIERRICK TIRET
	Name:	Pierrick Tiret
	Title:	Head of Saint-Quentin-en-Yvelines Branch

For any Lender require a second signature line:

By	/s/ PIERRE VANIER
	Name:	Pierre Vanier
	Title:	Relationship Manager

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

The Royal Bank of Scotland PLC

By	/s/ PHILIPPE SANDMEIER
	Name:	Philippe Sandmeier
	Title:	Managing Director

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Sumitomo Mitsui Banking Corporation

By	/s/ DAVID A. BUCK
	Name:	David A. Buck
	Title:	Senior Vice President

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Sumitomo Mitsui Finance Dublin Limited

By	/s/ JOHN O’SULLIVAN
	Name:	John O’Sullivan
	Title:	Director

For any Lender require a second signature line:

By	/s/ G. BOLGER
	Name:	G. Bolger
	Title:	Manager

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

UBS Loan Finance LLC

By	/s/ RICHARD L. TAVROW
	Name:	Richard L. Tavrow
	Title:	Director Banking Products Services, US

For any Lender require a second signature line:

By	/s/ IRJA R. OTSA
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

Lender signature page to the

Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

Wachovia Bank, N.A.

By	/s/ NATHAN R. RANTALA
	Name:	Nathan R. Rantala
	Title:	Vice President

Schedule 1.01

Applicable Funding Account

	Bank	Swift	Acct #	ABA	IBAN/ Routing Code
Pall Europe Limited
Pall France SA
Pall Filtration SAS
Pall Italia S.R.L.
Pall Deutschland Holding Gnbh & Co. KG
Pall Corporation
Medsep Corporation

Schedule 2.01

Commitments

US/European Tranche
Lender	Commitment
JPMorgan Chase Bank, N.A.	$55,000,000.00
Bank of America, N.A.	$55,000,000.00
Bank of Tokyo-Mitsubishi UFJ Trust Company	$42,000,000.00
HSBC Bank USA, National Association	$42,000,000.00
Sumitomo Mitsui Banking Corporation	$42,000,000.00
UBS Loan Finance LLC	$42,000,000.00
Wachovia Bank, N.A.	$42,000,000.00
Banca Intesa	$15,000,000.00
Banca Nazionale Del Lavoro SpA New York Branch	$15,000,000.00
Comerica Bank	$15,000,000.00
Commerzbank AG	$15,000,000.00
The Bank of New York	$15,000,000.00
The Royal Bank of Scotland Plc	$15,000,000.00
Natexis Banques Populaires	$10,000,000.00

Total	$420,000,000.00

French Tranche
Lender	Commitment
JPMorgan Chase Bank, N.A.	$12,500,000.00
Bank of America, N.A.	$12,500,000.00
Natexis Banques Populaires	$20,000,000.00

Total	$45,000,000.00

Italian Tranche
Lender	Commitment
JPMorgan Chase Bank, N.A.	$7,500,000.00
Bank of America, N.A.	$7,500,000.00
Banca Intesa	$15,000,000.00
Banca Nazionale Del Lavoro SpA New York Branch	$5,000,000.00

Total	$35,000,000.00

Schedule 2.05

Existing Letters of Credit

Ref	Beneficiary	Date	Expiry	Amount
T-250682	HSBC Bank Malaysia	21-Sep-04	23-Nov-06	$1,319,000.00
T-250681	State of NY Dept of Labor	21-Sep-04	23-Sep-06	$75,000.00
T-250506	Travelers	27-Aug-04	31-Jul-07	$9,890,000.00
T-612507	JGC	14-Oct-04	25-Oct-07	$254,210.20
T-613692	SINCOR	26-Oct-04	07-Oct-06	$246,267.00
T-250733	Sasol Technology	23-Sep-04	03-Nov-06	$5,207.00
T-250931	SINCOR	05-Oct-04	02-Jun-06	$28,037.27
FLT1415190	Insurance Co. of North America	01-Aug-05	01-Aug-06	$500,000.00
T-250639	Taiwan Power	23-Sep-04	16-Dec-08	$17,730.00
T-646553	Bariven, S.A.	01-Aug-05	31-Jul-06	$1,135,506.00
S-213901	Nebraska City Power	16-Nov-05	17-May-07	$130,115.80
S-254470	BASF Corporation	17-Apr-06	31-Oct-06	$814,940.00
S-255915	Afianzandora Insurgentes	23-May-06	12-Mar-07	$18,630.00

	Total			$14,434,643.27

Schedule 3.09

Environmental Compliance

Ann Arbor Groundwater Remediation

In February 1988, an action was filed in the Circuit Court for Washtenaw County, Michigan (“Court”) by the State of Michigan (“State”) against Gelman Sciences Inc. (“Gelman”), a subsidiary acquired by Pall Corporation (the “Company” or “Pall”) in February 1997. The action sought to compel Gelman to investigate and remediate contamination near Gelman’s Ann Arbor facility and requested reimbursement of costs the State had expended in investigating the contamination, which the State alleged was caused by Gelman’s disposal of waste water from its manufacturing process. Pursuant to a consent judgment entered into by Gelman and the State in October 1992 (amended September 1996 and October 1999), which resolved that litigation, Gelman is remediating the contamination without admitting wrongdoing. In February 2000, the State Assistant Attorney General filed a Motion to Enforce Consent Judgment in the Court seeking approximately $4,900,000 in stipulated penalties for the alleged violations of the consent judgment and additional injunctive relief. Gelman disputed these assertions. Following an evidentiary hearing in July 2000, the Court took the matter of penalties “under advisement.” The Court issued a Remediation Enforcement Order (the “REO”) requiring Gelman to submit and implement a detailed plan that will reduce the contamination to acceptable levels within five years. Gelman’s plan has been approved by both the Court and the State. Although Gelman has met monthly milestones established under the plan and although contaminant concentrations have been significantly reduced, groundwater concentrations remain above acceptable levels in much of the affected area. The Court, however, concluded that Gelman was in compliance with the terms the REO in a subsequent order issued in December 2004 (see below) and has expressed its satisfaction with Gelman’s progress during hearings both before and after the five year period expired. Neither the State nor the Court has sought or suggested that Gelman should be penalized based on the continued presence of groundwater contamination at the site.

In February 2004, the Court instructed Gelman to submit its Final Feasibility Study describing how it intends to address an area of groundwater contamination not addressed by the previously approved plan. Gelman has submitted its Feasibility Study as instructed. The State also submitted its plan for remediating this area of contamination to the Court. On December 17, 2004, the Court issued its Order and Opinion Regarding Remediation and Contamination of the Unit E Aquifer (the “Unit E Order”). The Court adopted, with limited modifications, Gelman’s remediation plan for this area of contamination. The Court also noted that Gelman was in compliance with the Court’s previous REO. The State has not appealed the Unit E Order. Gelman is now in the process of implementing the requirements of the Order.

In correspondence dated June 5, 2001, the State asserted that additional stipulated penalties in the amount of $142,000 were owed for a separate alleged violation of the consent judgment. The Court found that a “substantial basis” for Gelman’s position existed and again took the State’s request “under advisement”, pending the results of certain groundwater monitoring data. Those data have been submitted to the Court, but no ruling has been issued. On August 9,2001, the State made a written demand for reimbursement of $227,000 it has allegedly incurred for groundwater monitoring. Gelman considers this claim barred by the consent judgment.

2

On May 12, 2004, the City of Ann Arbor (the “City”) filed a lawsuit against Gelman in Washtenaw County Circuit Court. The City’s suit seeks damages, including the cost of replacing a municipal water supply well allegedly affected by the 1,4-dioxane groundwater contamination, as well as injunctive relief in the form of an order requiring Gelman to remediate the soil and groundwater beneath the City. The contaminant levels allegedly detected in the municipal well at issue, however, are well below applicable cleanup standards and Gelman will vigorously defend against the claim.

By Order dated July 19, 2005, the Court granted Gentian’s motion for partial summary disposition, in part, dismissing two of the City’s three common law claims. In December 2005, Gelman filed two motions for partial summary disposition seeking dismissal of the City’s claims for injunctive relief and the majority of its monetary claims. The City filed a motion for summary disposition with regard to Gelman’s liability under state statute. Rather than hear the motions, the Court ordered the parties into settlement facilitation. The facilitation period was recently extended to allow the parties to continue these settlement negotiations. To accommodate the facilitation, the trial in this matter has been rescheduled to late November, 2006.

On June 25, 2004, the Company was sued in the United States District Court for the Eastern District of Michigan by a private plaintiff in connection with the groundwater contamination. The complaint seeks both money damages and injunctive relief requiring remediation of the contamination. The plaintiff also seeks to represent a larger class of property owners and residents who plaintiff claims are affected by the groundwater contamination. On August 25, 2004, the Company filed a motion for summary judgment seeking to dismiss the plaintiffs claims. In response, plaintiffs counsel sought and was granted permission to amend the complaint. An amended complaint was filed on November 17, 2004, which added seven plaintiffs. The Company renewed its motion for summary judgment on December 27, 2004, asserting various grounds for dismissing the complaint as to each plaintiff. As ordered by the Court, the Company withdrew its motion to allow plaintiffs an opportunity to further amend its complaint and conduct limited discovery. Plaintiffs filed a second amended complaint on March 9, 2005, adding two claims under the federal Resource Conservation and Recovery Act (“RCRA”). Discovery on specific issues related to the seven plaintiffs has been completed, and on October 17, 2005, the Company renewed for a third time its motion for summary judgment, asserting that none of the plaintiffs have established claims under any of the counts alleged, including RCRA. By order dated January 30, 2006, the Court granted the Company’s motion and dismissed the entire case. The period for filing an appeal by right has expired.

On August 10, 2005, the City filed a lawsuit against Gelman under the Federal Superfund Statute (“CERCLA”) for recovery of the City’s alleged response costs, including well replacement costs. The City is seeking in this matter essentially the same relief it is seeking in the above-described state court action. In October, 2005, Gelman filed a Motion for Stay, seeking to stay these federal proceedings pending resolution of the parallel state court action. The City subsequently filed a motion for summary judgment regarding Gelman’s liability under CERCLA. The parties have agreed to include this matter in the settlement facilitation ordered by the state court and to stay this matter pending the outcome of the facilitation process. The parties have been informed that the Court will place this action on “administrative leave” without prejudice to the City’s right to restart the litigation if the matter is not resolved through the facilitation process.

3

A local resident and the City of Ann Arbor filed petitions for a contested case on November 26, 2005 and November 30, 2005, respectively. The petitions challenge various aspects of the discharge permit issued to Gelman by the State on September 30, 2005. The petitions commence an administrative adjudicative hearing, which can result in changes to the discharge permit. The Company does not believe there is substantive merit to the claims made in either petition. The Administrative Law Judge has consolidated both petitions into one proceeding. The Administrative Law Judge has also stayed this proceeding to allow the City and Gelman to attempt to resolve this matter through the facilitative process described above. No damages are being sought in this proceeding.

Hauppauge, New York

On December 3, 2004, a third-party action was commenced against the Company in the United States District Court for the Eastern District of New York in connection with ground water contamination. Plaintiff Anwar Chitayat (“Chitayat”) seeks recovery against defendants Vanderbilt Associates and Walter Gross for environmental costs allegedly incurred, and to be incurred, in connection with the disposal of hazardous substances from property located in Hauppauge, New York (the “Site”). The Site is a property located in the same industrial park as a Company facility. Walter Gross claims that the Company is responsible for releasing hazardous substances into the soil and groundwater at its property which then migrated to the Site. Walter Gross seeks indemnification and contribution under Section 113 CERCLA from third-party defendants in the event he is found liable to Chitayat. The plaintiff has moved to amend his complaint to add a claim for contribution under Section 113 of CERCLA against the Company, and the Company is opposing this proposed amendment.

This action is in the fact discovery phase. Written interrogatories and responses, and documents, have been exchanged by the parties and some depositions have been held. Additional depositions have been noticed and others are expected. Recently, third party plaintiff Walter Gross died, and the court has ordered a stay of all proceedings until his estate is substituted as a party.

Pinellas Park

In 1995, as part of facility closure, an environmental site assessment was conducted to evaluate any soil and groundwater impacts from chemicals that may have been used at the Pinellas Park facility during the previous 24-year period of manufacturing and testing operations conducted at the facility. MIBK (methyl isobutyl ketone) concentrations in groundwater were found to be higher than regulatory levels. Soil excavation was conducted in 1998 and subsequent groundwater sampling in the bubble point area showed MIBK concentrations below the regulatory level.

4

In October 2000, environmental consultants for a prospective buyer of the property found groundwater contamination in excess of regulatory levels outside the building, but on Pall’s property. The contamination in the groundwater consisted of chlorinated solvents (perchloroethylene, trichloroethylene) and their breakdown products (cis-l,2-dichloroethene, trans-1,2-dichloroethene, vinyl chloride) in excess of regulatory levels. In October 2001, a Site Assessment Report (SAR) was submitted to the Florida Department of Environmental Protection (FDEP), which showed details of contamination locations and concentrations.

In July, 2002 a Supplemental Contamination Assessment Plan (SCAP) and an Interim Remedial Action Plan (IRAP) were prepared by Pall’s consultants/contractors and submitted to FDEP. A revised IRAP was submitted by Pall in December, 2003, and it was accepted by the FDEP in January, 2004. A Remedial Action Plan (RAP) was submitted in June, 2004, and it was approved by the FDEP in August 2004. Work pursuant to this RAP began in September 2004 and is continuing. The Company has completed all of the on-site injections relative the clean-up and is currently engaged in on-site monitoring. The Company continues to keep the FDEP updated on its progress in implementing the RAP. FDEP has asked the company to investigate the off-site contamination. A consultant has been hired to delineate the vertical and horizontal extend of contamination migrated to the off-site property. An off-site investigation Work Plan has been prepared and submitted to FDEP.

30 Sea Cliff

In 1994, the Nassau County Department of Public Works submitted to the New York State Department of Environmental Conservation (NYSDEC) a Preliminary Site Assessment (PSA) for the Sea Cliff Industrial Area. This PSA evaluated several properties, including Pall’s 30 Sea Cliff Avenue site. The PSA indicated groundwater contamination consisting of chlorinated solvents at a site operated by Photocircuits Corporation located across Sea Cliff Avenue and upgradient to the Pall facility, and later reports found both shallow and intermediate zone contamination at that site. In 1999, Pall entered into an Order on Consent with NYSDEC pursuant to which it completed a Phase II Remedial Investigation at the 30 Sea Cliff Avenue site.

NYSDEC finalized the Record of Decision (ROD) for the shallow and intermediate groundwater zone on the Pall site termed Operable Unit 1 (“OU-1”) in March 2004. Pall signed an Order on Consent for OU-1 effective July 5, 2004. This Order, among other things, requires Pall to submit a Remedial Design/Remedial Action Work Plan after it has completed the ongoing Phase II Pilot Test using injections of Fenton’s Reagent to the groundwater.

5

The remedial investigation of the deeper groundwater zone (more than 60 feet below ground surface) (“OU-2”) at the Pall site has not yet commenced. Issuance of the ROD for OU-2 will not occur until after a Remedial Investigation/Feasibility Study (“RI/FS”) of the deep groundwater has been completed. Pall initiated discussions with Photocircuits regarding entering into a joint OU-2 Order on Consent for a deep groundwater investigation on both the Photocircuits and Pall sites; however, since then, Photocircuits has filed for bankruptcy. NYSDEC has indicated that it intends to undertake the OU-2 investigation at the Photocircuits site using State funds. NYSDEC has requested Pall to enter into an RI/FS Order for the Pall site, but Pall has not taken any action relative to OU-2 at this time.

Rosen Site

Rosen is a USEPA Superfund Site. The USEPA named several Potentially Responsible Parties (“PRP”) to clean up the site and the PRP’s in turn brought a civil action against Pall Trinity Micro Corp. and others to participate in the site clean up (Cooper vs Agway). In conjunction with settling the Cooper v. Asway private-party litigation, Pall and the nine other defendants entered into a Consent Decree with the USEPA to complete the site remedial tasks required by USEPA in its Record of Decision. At the time of the Consent Decree, the settling defendant group’s consultants estimated future site costs at approximately $2,000,000. That Group determined to allocate those costs per capita among the 10 parties, which came to an estimated $200,000 per party, exclusive of legal fees. In August 2001, Pall was able to finalize a settlement of its insurance claims against Aetna/Travelers for $200,000. Work under the Consent Decree was largely completed in late 2002. Pall has paid in more than was estimated at the time of the Consent Decree, due to EPA-mandated cost increases and the bankruptcy filing of one of the settling defendants (Agway). Remaining Group costs to Pall are not currently expected to exceed $50,000 (including net recovery from non-participants).

Schedule 3.11

Tax-Sharing Agreements

Germany:

A number of the Borrower’s German Subsidiaries are party to one of several so-called “Organschafts”. Effectively, an Organschaft is an agreement that enables a group of commonly controlled legal entities to “pool” their profits and losses such that losses of one or more entities can be used to offset profits of one or more other entities. The ultimate effect is not dissimilar to US Consolidated Return rules.

UK:

Although there is no requirement for a formal agreement, all commonly controlled UK Subsidiaries of the Borrower can avail themselves of so-called Group Relief provisions. Such provisions allow subsidiaries to “surrender losses” (and the attendant tax benefit) to profitable subsidiaries within the Group thereby minimizing the overall tax burden of the Group. Again, the ultimate effect is not dissimilar to US Consolidated Return rules.

Note:	The Company is not party to any of the agreement/ arrangements outlined above.

Schedule 3.13

Subsidiaries and Affiliates

US Subsidiaries:	Active
	Pall Acquisition LLC	Delaware
	Pall Industrial Membranes LLC	Delaware
	Pall Filtration and Separations Group Inc.	Delaware
	Memtec Finance, Inc.	Delaware
	Medsep Corporation	Delaware
	Pall Aeropower Corporation	Delaware
	Pall Biomedical, Inc. (sec 936 Corp)	Delaware
	Pall International Corporation	Delaware
	Pall Puerto Rico, Inc. (sec 936 Corp)	Delaware
	Pall- PASS US, Inc.	Delaware
	Russell Associates Inc.	Maryland
	Gelman Sciences, Inc.	Michigan

Inactive
	Pall Medical Products, Inc.	Delaware
	Rochem Separations Systems, Inc	Delaware
	Schenk Filter Systems, Inc.	California

Foreign Subsidiaries:	All
	Pall Technologies S.A.	Argentina
	Pall Filtration & Separations Pty Limited	Australia
	Presian Pty Ltd	Australia
	Gelman Sciences Pty Limited	Australia
	Pall SeitzSchnek Filtertechnik GmbH	Austria
	Pall Austria Filter Ges.m.b.H.	Austria
	Pall BVBA	Belgium
	Pall do Brasil Ltda	Brazil
	Pall (Canada) Limited	Canada
	Pall Filter (Beijing) Co., Ltd.	China
	Pall BioSepra	France
	Pall Exekia S.A.	France
	Pall France S.A.	France
	Filtration and Separations Group SAS	France
	Pall Filtration SAS	France
	FiltraSep S.à.r.l.	France
	Pall Filtration & Separation GmbH	Germany

2

	Pall SeitzSchenk Filtersystems GmbH	Germany
(*)	Pall SeitzSchenk Modultechnik Gmbh	Germany	Pall Indirect 51%
	Pall Verwaltungs GmbH	Germany
	Pall Deutschland Beteilgungs GmbH	Germany
	Pall Fluid Dynamics-Filterite GmbH	Germany
	Schenk Werkzeug und Maschinenbau GmbH	Germany
	Strassburger Filterschichten GmbH	Germany
	Pall GmbH	Germany
	D.T. Membranfilter-Vertriebs- GmbH	Germany
	Pall Asia International Ltd.	Hong Kong
	Pall India Private Limited	India
	PT Pall Filtration Indonesia	Indonesia
	Gelman Ireland Ltd.	Ireland
	SeitzSchenk Italia S.r.l.	Italy
	Vessel S.r.l.	Italy
	Pall Filtration and Separations S.p.A.	Italy
	Pall Italia S.R.L.	Italy
	Pall Export Sales Corporation, Limited	Jamaica
	Nihon Pall Ltd.	Japan
	Pall Luxembourg S.à.r.l.	Luxembourg
	Pall (Malaysia) SDN. BHD.	Malaysia
	Pall New Zealand Limited	New Zealand
	Pall Norge AS	Norway
	Schumacher Polska Sp. z.o.o.	Poland
	Pall Poland Limited	Poland
	Pall Eurasia LLC	Russia
	Pall Filtration Pte. Ltd.	Singapore
	Pall Singapore Taiwan Branch Holdong Company Pte. Ltd.	Singapore
	Pall South Africa (Pty) Ltd.	South Africa
	Pall Korea Limited	South Korea
	Pall Espana S.A.	Spain
	Pall Norden AB	Sweden
	Pall (Schweiz) A.G.	Switzerland
	Argentaurum A.G.	Switzerland
	Pall Corporation Filtration & Separations (Thailand) Ltd.	Thailand
	Pall Filtration and Separations Holding B.V.	The Netherlands
	Pall Netherlands B.V.	The Netherlands
	Pall Europe Limited (PEL)	UK
	Pall Euroflow Limited	UK
	Rochem Separations Systems, LTD.	UK

3

	Pall Filtration and Separations Limited	UK
	Pall Seitz Filterite Ltd,	UK
	Cord Chemical Company Ltd.	UK

Foreign Partnerships:	PLLN C.V.	The Netherlands
	Pall Deutschland Holding GmbH & Co KG	Germany

Note:	Except as otherwise noted (*), all Subsidiaries (US & Foreign) and both Foreign Partnerships are, directly or indirectly, 100% owned by Pall Corporation.

Schedule 4.01(d)

Certain Closing Deliverables

Italy

With respect to any Italian Borrower, the Facility Agent shall have received:

(1)	A copy of the deed of incorporation (atto costitutivo) and of the current by-laws (statuto);
(2)

A certificate of registration (certificato di iscrizione) with the relevant Companies’ Register dated not earlier than three Business Days from the applicable credit event, confirming that no insolvency procedures have been started with respect to such Italian Borrower;

(3)

A copy of the resolution of the Board of Directors (i) approving the terms of, and the transactions contemplated by, the Credit Agreement, (ii) authorizing a specific person or specific persons to act in the name and on behalf of such Italian Borrower in relation to the execution and delivery of the Credit Agreement or the Borrower Joinder Agreement, as the case may be, and of any other contract, act, document or notice that is necessary or may be opportune in relation to the Credit Agreement and for the perfection of the transaction contemplated thereunder.

(4)	If required by its current by-laws, a copy of the resolution of the Shareholders’ Meeting approving the terms of, and the transactions contemplated by, the Loan Documents.
(5)

A certificate of an authorized signatory of such Italian Borrower certifying that each constitutive document or shareholder or corporate action delivered by or on behalf of such Italian Borrower is correct, complete and in full force and effect and has not been amended or superseded as of the date of execution and delivery of the Credit Agreement or the Borrower Joinder Agreement,as the case may be.

(6)

A summary sheet constituting the Documento di Sintesi required by Section 10 of the Bank of Italy’s Regulation dated 25 July 2003 and C.I.C.R. resolution dated 4 March 2003, duly acknowledged and accepted by such Italian Borrower.

Germany

With respect to any German Borrower, the Facility Agent shall have received:

(1)	Recent and up-to-date officially certified commercial register extracts (beglaubigte Handelsregisterauszüge) for such German Borrower.

2

(2)	Officially certified copy of the current articles of association of such German Borrower.
(3)	Shareholder’s resolution for such German Borrower.
(4)	Director’s certificates.

United Kingdom

With respect to any Borrower organized under thelaws of the United Kingdom (each, a “UK Borrower”), the Facility Agent shall have received:

Conditions precedent to initial Utilization

Part I

Original Borrowers

(1)	A copy of the constitutional documents of each Borrower.
(2)	A copy of a resolution of the board of directors of each Borrower:
(a)	approving the terms of, and the transactions contemplated by, the Agreement to which it is a party and resolving that it execute the Agreement to which it is a party;
(b)	authorising a specified person or persons to execute the Agreement to which it is a party on its behalf; and
(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilization Request) to be signed and/or despatched by it under or in connection with the Agreement to which it is a party.

(3)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.
(4)

A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Borrower to be exceeded.

(5)

A certificate of an authorised signatory of the relevant Borrower certifying that each copy document relating to it specified in this Part 1 of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

3

Legal Opinions

(1)

A legal opinion of Clifford Chance LLP legal advisers to the Mandated Lead Arrangers and the Facility Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

Other documents and evidence

(1)

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by the Agreement or for the validity and enforceability of the Agreement.

(2)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause have been paid or will be paid by the at of the first Utilization.

Part A

Conditions Precedent required to be delivered by an Additional Borrower

(1)	An Borrower Joinder Agreement, duly executed by the Additional Borrower and the Company.
(2)	A copy of the constitutional documents of the Additional Borrower.
(3)	A copy of a resolution of the board of directors of the Additional Borrower:
(a)	approving the terms of, and the transactions contemplated by, the Borrower Joinder Agreement and the Agreement and resolving that it execute the Borrower Joinder Agreement;
(b)	authorising a specified person or persons to execute the Borrower Joinder Agreement on its behalf; and
(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilization Request) to be signed and/or despatched by it under or in connection with the Agreement.

(4)	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

4

(5)

A certificate of the Additional Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

(6)

A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part II of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Joinder Agreement.

(7)

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Borrower Joinder Agreement or for the validity and enforceability of the Agreement.

(8)	A legal opinion of the legal advisers to the Mandated Lead Arrangers.

France

With respect to any French Borrower, the Facility Agent shall have received:

(1)	a copy of the up-to-date by-laws (statuts);
(2)

an original of the extrait K-bis dated less than 15 days prior to the date of execution of the Credit Agreement or, as the case may be, prior to the date of funding (in respect of a Borrower acceding to the Credit Agreement);

(3)

an original of the état des privileges et nantissements dated less than 15 days prior to the date of execution of the Credit Agreement or, as the case may be, prior to the date of funding (in respect of a Borrower acceding to the Credit Agreement);

(4)

an original of the recherche négative de procédures collectives dated less than 15 days prior to the date of execution of the Credit Agreement or, as the case may be, prior to the date of funding (in respect of a Borrower acceding to the Credit Agreement);

(5)

if necessary, a certified copy of a board resolutions of such French Borrower approving the execution, delivery and performance of the Loan Documents to which it is a party and the terms and conditions of it and authorising a named person or persons to sign the Loan Documents to which it is a party and any documents to be delivered by such French Borrower pursuant to it;

5

(6)

if necessary, a certified copy of the shareholders’ resolutions of all shareholders of such French Borrower approving the execution, delivery and performance of the Loan Documents to which it is a party and the terms and conditions of it and authorising a named person or persons to sign the Loan Documents to which it is a party and any documents to be delivered by such French Borrower pursuant to it;

(7)	a copy of the Effective Global Rate letter duly countersigned by each French Borrowers.

Schedule 6.01

Existing Liens

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	7/31/00	Equipment	D679398
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	10/13/00	Equipment	D703795
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	10/18/00	Equipment	D705073
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	10/26/00	Equipment	D708353
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	10/30/00	Equipment	D709151
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	12/5/00	Equipment	D720065
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	12/5/00	Equipment	D720066
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	12/8/00	Equipment	D721631

2

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	12/8/00	Equipment	D721633
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	12/14/00	Equipment	D723431
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	1/30/01	Equipment	D738672
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	1/30/01	Equipment	D738676
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	2/5/01	Equipment	D740683
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	2/5/01	Equipment	D740738
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	Continuation	1/19/06	Equipment	2006011542-5
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	2/8/01	Equipment	D742173

3

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	2/8/01	Equipment	D742174
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	Continuation	1/20/06	Equipment	2006012706-4
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	2/23/01	Equipment	D747171
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	3/20/01	Equipment	D754535
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	4/3/01	Equipment	D758788
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	5/14/01	Equipment	D773788
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	5/18/01	Equipment	D775608
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	5/18/01	Equipment	D775677

4

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	6/21/01	Equipment	D788241
Gelman Sciences, Inc.	Bell Fork Lift, Incorporated	Michigan Secretary of State	UCC-1	5/13/02	Equipment	D909556
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Michigan Secretary of State	UCC-1	1/17/06	Equipment	2006009539-4
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	10/18/00	Equipment	200000238184
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	10/24/00	Equipment	200000242822
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	1/30/01	Equipment	200100022371
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	2/02/01	Equipment	200100025279
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	2/23/01	Equipment	200100041386

5

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	3/01/01	Equipment	200100045807
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	3/07/01	Equipment	200100050436
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	3/07/01	Equipment	200100050467
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	3/20/01	Equipment	200100061248
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	4/03/01	Equipment	200100072654
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	4/13/01	Equipment	200100080924
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	4/13/01	Equipment	200100080949
Gelman Sciences, Inc.	Dell Financial Services, L.P.	Florida Secretary of State	UCC-1	6/05/01	Equipment	200100122636

6

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Medsep Corporation	American Express Business Finance	Delaware Secretary of State	UCC-1	3/25/04	Property covered by lease agreement, finance agreement or other agreement between Debtor and Secured Party and all insurance proceeds attributable to the loss or damage to any property and all proceeds, replacements additions to, substitutions for or accessions to the property.	40844003
Medsep Corporation	NMHG Financial Services, Inc.	Delaware Secretary of State	UCC-1	7/28/05	Equipment	5233368
Pall Aeropower Corporation	Maruka U.S.A. Inc.	Delaware Secretary of State	UCC-1	10/19/01	Equipment	11441018
Pall Aeropower Corporation	Wells Fargo Equipment Finance, Inc.	Delaware Secretary of State	UCC-1	11/15/01	Equipment	11717524
Pall Aeropower Corporation	Wells Fargo Equipment Finance, Inc.	Delaware Secretary of State	UCC-1	3/18/02	Equipment	20901508
Pall Aeropower Corporation	Wells Fargo Equipment Finance, Inc.	Delaware Secretary of State	UCC-1	6/9/03	Equipment	31806556

7

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Pall Aeropower Corporation	Wells Fargo Equipment Finance, Inc.	Delaware Secretary of State	UCC-1	7/3/03	Equipment	31942591
Pall Aeropower Corporation	Citibank, N.A.	Delaware Secretary of State	UCC-1	6/7/04	Accounts Receivable from United Technologies Corp. purchased by Citibank, N.A. per the terms of the Supplier Agreement between Pall Aeropower Corporation and Citibank, N.A.	41568544
Pall Aeropower Corporation	Maruka U.S.A. Inc.	Delaware Secretary of State	UCC-1	9/10/04	Equipment	42583591
Pall Aeropower Corporation	Toyota Motor Credit Corporation	Delaware Secretary of State	UCC-1	4/19/06	Equipment	61317619
Pall Aeropower Corporation	Maruka U.S.A. Inc.	Delaware Secretary of State	UCC-1	12/13/04	Equipment	43543339
Pall Aeropower Corporation	Oliver Allen Corporation	Florida Secretary of State	UCC-1	6/16/99	Equipment	990000136080
Pall Aeropower Corporation	Wells Fargo Equipment Finance, Inc.	Florida Secretary of State	UCC-1	11/12/99	Equipment	990000256475

8

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Pall Aeropower Corporation	Toyota Motor Credit Corp.	Florida Secretary of State	UCC-1	3/17/00	Equipment	200000064059
Pall Aeropower Corporation	Wells Fargo Equipment Finance Inc.	Florida Secretary of State	UCC-1	7/11/00	Equipment	200000159238
Pall Aeropower Corporation	U.S. Bancorp Oliver Allen Technology Leasing	Florida Secretary of State	UCC-1	10/16/00	Equipment	200000235494
Pall Aeropower Corporation	U.S. Bancorp Oliver Allen Technology Leasing	Florida Secretary of State	UCC-1	1/17/01	Equipment	200100012818
Pall Aeropower Corporation	Wells Fargo Equipment Finance	Florida Secretary of State	UCC-1	2/7/01	Equipment	200100028920
Pall Aeropower Corporation	Wells Fargo Equipment Finance	Florida Secretary of State	UCC-1	11/15/01	Equipment	200190363582
Pall Aeropower Corporation	Mitsui Seiki USA, Inc.	Florida Secretary of State	UCC-1	5/30/03	Equipment	200304090806
Pall Corporation	Worldcom Communications Inc.	New York Secretary of State	UCC-1	5/22/01	Equipment	099762

9

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Pall Corporation	Fleet Business Credit Corporation	New York Secretary of State	UCC-1	11/15/01	Equipment	223355
Pall Corporation	Computer Sales International Inc.	New York Secretary of State	UCC-1	1/7/02	Equipment	004506
Pall Corporation	Computer Sales International Inc.	New York Secretary of State	Amendment	5/31/02	Equipment	126785
Pall Corporation	First Bank of Highland Park	New York Secretary of State	Assignment	7/10/02	Equipment	159232
Pall Corporation	Computer Sales International, Inc.	New York Secretary of State	Assignment	5/23/05	Equipment	200505230630081
Pall Corporation	Computer Sales International Inc.	New York Secretary of State	UCC-1	1/7/02	Equipment	004512
Pall Corporation	Computer Sales International Inc.	New York Secretary of State	Amendment	5/31/02	Equipment	126781
Pall Corporation	First Bank of Highland Park	New York Secretary of State	Assignment	7/10/02	Equipment	159234

10

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Pall Corporation	Computer Sales International Inc.	New York Secretary of State	Assignment	4/29/04	Equipment	200404290445973
Pall Corporation	Computer Sales International Inc.	New York Secretary of State	UCC-1	5/21/02	Equipment	118440
Pall Corporation	First Bank of Highland Park	New York Secretary of State	Assignment	11/25/02	Equipment	200211252636391
Pall Corporation	Computer Sales International, Inc.	New York Secretary of State	Assignment	3/1/05	Equipment	200503010328167
Pall Corporation	Thomson Tractor Co., Inc.	New York Secretary of State	UCC-1	7/9/02	Equipment	158449
Pall Corporation	Computer Sales International Inc.	New York Secretary of State	UCC-1	10/10/02	Equipment	230953
Pall Corporation	First Bank of Highland Park	New York Secretary of State	Assignment	7/28/05	Equipment	200507280837108
Pall Corporation	First Bank of Highland Park	New York Secretary of State	Assignment	3/4/03	Equipment	200303040477429

11

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Pall Corporation	Computer Sales International Inc.	New York Secretary of State	UCC-1	1/22/03	Equipment	200301220155899
Pall Corporation	Bank Financial F.S.B.	New York Secretary of State	Assignment	7/28/05	Equipment	200507280837122
Pall Corporation	Computer Sales International Inc.	New York Secretary of State	Amendment	6/6/03	Equipment	200306061127188
Pall Corporation	Bank Financial F.S.B.	New York Secretary of State	Assignment	7/2/03	Equipment	200307021267075
Pall Corporation	Wells Fargo Equipment Finance Inc.	New York Secretary of State	UCC-1	7/3/03	Equipment	200307031279200
Pall Corporation	Wells Fargo Equipment Finance Inc.	New York Secretary of State	UCC-1	11/19/03	Equipment	200311191876690
Pall Corporation	Wells Fargo Equipment Finance Inc.	New York Secretary of State	UCC-1	2/26/04	Equipment	200402260200379
Pall Corporation	IOS Capital	New York Secretary of State	UCC-1	3/4/04	Equipment	200403040228020

12

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Pall Corporation	De Lage Landen Financial Services Inc.	New York Secretary of State	UCC-1	3/31/04	Equipment	200403315252287
Pall Corporation	De Lage Landen Financial Services Inc.	New York Secretary of State	UCC-1	7/6/04	Equipment	200407060701545
Pall Corporation	IOS Capital	New York Secretary of State	UCC-1	3/21/05	Equipment	200503210434784
Pall Corporation	Wells Fargo Equipment Finance	New York Secretary of State	UCC-1	5/5/05	Equipment	200505055397121
Pall Corporation	CSI Leasing, Inc.	New York Secretary of State	UCC-1	6/15/05	Equipment	200506150702748
Pall Corporation	Wells Fargo Equipment Finance Inc.	New York Secretary of State	UCC-1	6/27/05	Equipment	200506275574985
Pall Corporation	Citicorp Vendor Finance, Inc.	New York Secretary of State	UCC-1	12/7/00	Equipment	235576
Pall Corporation	IBM Credit Corporation	New York Secretary of State	UCC-1	1/20/00	Equipment	014116

13

Debtor	Secured Party	Jurisdiction	Type of Filing	Filing Date	Type of Collateral	File No.
Pall Trinity Micro Corp. (Branch of Pall Corporation)	Inacom Technology Financial Services	New York Secretary of State	UCC-1	4/5/99	Equipment	066101
Pall Corporation	Cummings Properties, LLC	New York Secretary of State	UCC-1	8/15/05	Equipment	200508158297371
Pall Corporation	Wells Fargo Equipment Finance	New York Secretary of State	UCC-1	1/5/2006	Equipment	200601050016768
Pall Corporation	Wells Fargo Equipment Finance	New York Secretary of State	UCC-1	4/19/2006	Equipment	200604195371544
Pall Corporation	Citicorp Del- Lease, Inc.	Nassau County NY	UCC-1	12/21/00	Equipment	2000-20474
Pall Corporation	Crown Credit Company	Texas Secretary of State	UCC-1	1/31/00	Equipment	00-421177
Pall Puerto Rico, Inc.	De Lage Landen Financial Services, Inc.	Delaware Secretary of State	UCC-1	2/27/06	Equipment	60788117

Schedule 6.02

Other Investments

			Per share			Total
		# Shares	Currency	l/c	fx	US $’s
Equity:	SATAIR	100,000	Swedish Krona	260	0.169293538	$4,401,632

	BAXTER (BAX)	20	US$	37.70		$754
	CERUS (CERS)	100	US$	6.90		$690
	DONALDSON CO. INC. (DCI)	240	US$	33.24		$7,978
	ESCO TECHNOLOGIES INC. (ESE)	250	US$	50.70		$12,675
	POINT THERAPEUTICS (POTP)	30	US$	3.21		$96
	MILLIPORE (MIL)	42	US$	73.78		$3,099
	PARKER-HANNIFIN (PH)	50	US$	81.05		$4,053
	EDWARDS LIFESCIENCE (EW)	2	US$	44.44		$89

Reflected at 30 April’06 Market Value

Schedule 6.14

Inactive US Subsidiaries

Subsidiary	Jurisdiction
Pall Medical Products, Inc.	Delaware
Rochem Separations Systems, Inc	Delaware
Schenk Filter Systems, Inc.	California

EXHIBIT A

Form of Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Facility Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Company:	Pall Corporation

4.	Borrowers:	The Company, the US Subsidiary Borrowers, the European Borrowers, the French Borrowers and the Italian Borrowers

5.	Facility Agent:	JPMorgan Chase Bank, N.A., as the facility agent under the Credit Agreement
______________

1 Select as applicable.

Form of Assignment and Assumption

6.	Credit Agreement:

The $500,000,000 Credit Agreement dated as of June 21, 2006, among Pall Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Facility Agent and J. P. Morgan Europe Limited, as London Agent

7.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
Revolving Facility	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY FACILITY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Facility Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR],
by

Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE],
by

Name:

2 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

Form of Assignment and Assumption

Title:

[Consented to and]3 Accepted:

JPMORGAN CHASE BANK, N.A., as Facility Agent,
by

Name:
Title:

[Consented to]4

[NAME OF RELEVANT PARTY],
by

Name:
Title:

[Consented to]5

PALL CORPORATION,
by

Name:
Title:

3 To be added only if the consent of the Facility Agent is required by the terms of the Credit Agreement.

4 To be added only if the consent of other parties (e.g., Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1

$500,000,000 Pall Corporation Credit Agreement

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Facility Agent, the London Agent or any Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Facility Agent or the London Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Applicable Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Form of Assignment and Assumption

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT B

Form of Company’s Counsel’s Opinion

B-1
Form of Borrower’s Counsel’s Opinion

EXHIBIT C

Form of Guaranty Agreement

This GUARANTY AGREEMENT dated as of June 21, 2006 (as amended, supplemented or otherwise modified from time to time, this “Guaranty”), is made by each Subsidiary of PALL CORPORATION, a New York corporation (the “Company”), from time to time party hereto, in favor of JPMORGAN CHASE BANK, N.A., as facility agent (together with its successor(s) thereto in such capacity, the “Facility Agent”) for the Lenders under the Five-Year Credit Agreement dated as of June 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company party thereto, the Lenders party thereto, the Facility Agent and J. P. Morgan Europe Limited, as London Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.03, 1.04 and 1.05 of the Credit Agreement shall apply to this Guaranty.

W I T N E S S E T H :

WHEREAS pursuant to the Credit Agreement, the Lenders have extended Commitments to the Company and the other Borrowers; and

WHEREAS as a condition precedent to the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit under the Credit Agreement, each Subsidiary Loan Party is required to execute and deliver this Guaranty.

NOW, THEREFORE, each Subsidiary Loan Party jointly and severally agrees, for the benefit of each Lender and Agent, as follows:

ARTICLE I

GUARANTY PROVISIONS

SECTION 1.01. Guaranty. Each Subsidiary Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably:

(a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Sections 7.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Unreimbursed Amounts, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

Form of Guaranty Agreement

(b) indemnifies and holds harmless each Lender and Agent for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Lender or Agent in enforcing any rights under this Guaranty.

provided, however, that each Subsidiary Loan Party shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Subsidiary Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Subsidiary Loan Party specifically agrees that it shall not be necessary or required that any Lender or Agent exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Subsidiary Loan Party hereunder.

SECTION 1.02. Reinstatement, etc. Each Subsidiary Loan Party hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Lender or Agent, including upon the occurrence of any Default set forth in Sections 7.01(f) or (g) of the Credit Agreement or otherwise, all as though such payment had not been made.

SECTION 1.03. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the all the Commitments have been terminated and all the Obligations have been indefeasibly paid in full. Each Subsidiary Loan Party jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or Agent with respect thereto. The liability of each Subsidiary Loan Party under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Lender or Agent:

(i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or

Form of Guaranty Agreement

(ii) to exercise any right or remedy against any other guarantor (including any Subsidiary Loan Party) of any Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, any other extension, compromise or renewal of any Obligations, or any increase in the amount of any Obligations;

(c) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Subsidiary Loan Party hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(d) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(e) any addition, exchange or release of any Person that is (or will become) a guarantor (including a Subsidiary Loan Party hereunder) of the Obligations, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Lender or Agent guaranteeing any of the Obligations; or

(f) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.

SECTION 1.04. Setoff. Each Subsidiary Loan Party hereby irrevocably authorizes the Facility Agent and each Lender, without the requirement that any notice be given to such Subsidiary Loan Party (such notice being expressly waived by each Subsidiary Loan Party), upon the occurrence and during the continuance of any Default described in Section 7.01(f) or (g) of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, to setoff and appropriate and apply to the payment of the Obligations (whether or not then due, and whether or not any Lender or Agent has made any demand for payment of the Obligations), any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of such Subsidiary Loan Party then or thereafter maintained with such Lender or Agent; provided, however, that any such appropriation and application shall be subject to the provisions of Section 2.17 of the Credit Agreement. Each Lender Party agrees to notify the applicable Subsidiary Loan Party and the Facility Agent after any such setoff and application made by such Lender; provided further, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender or Agent under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender or Agent may have.

Form of Guaranty Agreement

SECTION 1.05. Waiver, etc. Each Subsidiary Loan Party hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Lender or Agent exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity, as the case may be.

SECTION 1.06. Postponement of Subrogation, etc. Each Subsidiary Loan Party agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Subsidiary Loan Party seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the termination of all the Commitments and the indefeasible repayment in full of all the Obligations. Any amount paid to any Subsidiary Loan Party on account of any such subrogation rights prior to the termination of all the Commitments and the indefeasible repayment in full of all the Obligations shall be held in trust for the benefit of the Lenders and Agents and shall immediately be paid and turned over to the Facility Agent for the benefit of the Lenders and Agents in the exact form received by such Subsidiary Loan Party (duly endorsed in favor of the Facility Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 1.07 hereof; provided, however, that if any Subsidiary Loan Party has made payment to the Lenders and Agents of all of the Obligations and all the Commitments have been terminated, then at such Subsidiary Loan Party’s request, the Facility Agent (on behalf of the Lenders and Agents) will, at the expense of such Subsidiary Loan Party, execute and deliver to such Subsidiary Loan Party appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Subsidiary Loan Party of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the termination of all the Commitments and the indefeasible repayment in full of all the Obligations, each Subsidiary Loan Party shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender or Agent.

SECTION 1.07. Payments; Application. Each Subsidiary Loan Party hereby agrees with each Lender or Agent as follows:

(a) Each Subsidiary Loan Party agrees that any payment of any Obligation made hereunder shall be made in the currency in which payment is required to be made on such Obligation under the Credit Agreement and shall be made to the Applicable Agent, without setoff, counterclaim or other defense and in accordance with Section 2.16 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Subsidiary Loan Party hereby agreeing to comply with and be bound by the provisions of Section 2.16 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Section are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to a “Borrower” in such Sections shall be deemed to be references to each Subsidiary Loan Party, and references to “this Agreement” in such Section shall be deemed to be references to this Guaranty.

Form of Guaranty Agreement

(b) All payments made hereunder shall be applied upon receipt:

(i) first, to the payment of all Obligations owing to the Agents, in their capacity as the Agents (including the fees and expenses of counsel to the Agents);

(ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest and fees owing with respect to the Loans and Letters of Credit and all costs and expenses owing to the Lenders and Agents pursuant to the terms of the Credit Agreement, until paid in full in cash;

(iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, the aggregate Unreimbursed Amounts then owing and the Cash Collateralization for contingent liabilities under LC Exposure and Unreimbursed Amounts;

(iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Lenders and Agent; and

(v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv) and following the termination of all the Commitments and the indefeasible repayment in full of all the Obligations, to each applicable Subsidiary Loan Party or any other Person lawfully entitled to receive such surplus.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders, the Issuing Bank and the Agents to enter into the Credit Agreement and make Loans and issue, amend, renew or extend Letters of Credit thereunder, each Subsidiary Loan Party represents and warrants to each Lender, the Issuing Bank and each Agent as set forth below.

SECTION 2.01. Credit Agreement Representations and Warranties. The representations and warranties contained in Article III of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Subsidiary Loan Party and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

Form of Guaranty Agreement

SECTION 2.02. Financial Condition, etc. Each Subsidiary Loan Party has knowledge of each other Loan Party’s financial condition and affairs and it has adequate means to obtain from each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Subsidiary Loan Party acknowledges and agrees that the Lenders, the Issuing Bank and the Agents shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Subsidiary Loan Party nor to advise such Subsidiary Loan Party of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Lender, the Issuing Bank or any Agent at any time, whether or not such Lender, the Issuing Bank or such Agent knows or believes or has reason to know or believe that any such fact or change is unknown to such Subsidiary Loan Party, or might (or does) materially increase the risk of such Subsidiary Loan Party as guarantor, or might (or would) affect the willingness of such Subsidiary Loan Party to continue as a guarantor of the Obligations.

SECTION 2.03. Best Interests. It is in the best interests of each Subsidiary Loan Party to execute this Guaranty inasmuch as such Subsidiary Loan Party will, as a result of being a Subsidiary of the Company and an Affiliate of the other Borrowers, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrowers by the Lenders and the Letters or Credit issued, amended, renewed or extended by the Issuing Bank pursuant to the Credit Agreement, and each Subsidiary Loan Party agrees that the Lenders, the Issuing Bank and the Agents are relying on this representation in agreeing to make Loans and issue, amend, renew or extend Letters of Credit to the Borrowers.

ARTICLE III

COVENANTS, ETC.

Each Subsidiary Loan Party covenants and agrees that, at all times prior to the termination of all of the Commitments and the indefeasible repayment in full of all of the Obligations, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles V and VI and Section 7.01(f) and (g) of the Credit Agreement) which are applicable to such Subsidiary Loan Party or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

Form of Guaranty Agreement

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.01. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 4.02. Binding on Successors. This Guaranty shall remain in full force and effect until the termination of all the Commitments and the indefeasible repayment in full of all of the Obligations, shall be jointly and severally binding upon each Subsidiary Loan Party and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender, the Issuing Bank and each Agent and its successors, transferees and assigns; provided, however, that no Subsidiary Loan Party may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders and the Issuing Bank.

SECTION 4.03. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Subsidiary Loan Party from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Facility Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 11.02 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.04. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party in accordance with Section 11.01 of the Credit Agreement (in the case of any Subsidiary Loan Party, in care of the Company).

SECTION 4.05. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Subsidiary Loan Party” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Subsidiary Loan Party” hereunder. The execution and delivery of such supplement shall not require the consent of any other Subsidiary Loan Party hereunder, and the rights and obligations of each Subsidiary Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Loan Party as a party to this Guaranty.

SECTION 4.06. Release of Guarantor. Upon the termination of all Commitments and the indefeasible repayment in full of all Obligations, this Guaranty and all obligations of each Subsidiary Loan Party hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Company, and at the sole expense of the Company, a Subsidiary Loan Party shall be released from its obligations hereunder under the circumstances contemplated by the Credit Agreement.

Form of Guaranty Agreement

SECTION 4.07. No Waiver; Remedies. In addition to, and not in limitation of, Sections 1.03 and 1.05, no failure on the part of any Lender, the Issuing Bank or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.08. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 4.09. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 4.10. Governing Law; Entire Agreement, etc. THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 4.11. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE ISSUING BANK OR ANY SUBSIDIARY LOAN PARTY IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH SUBSIDIARY LOAN PARTY HEREBY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 4.04. EACH SUBSIDIARY LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY SUBSIDIARY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF, SUCH SUBSIDIARY LOAN PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

Form of Guaranty Agreement

SECTION 4.12. WAIVER OF JURY TRIAL. THE FACILITY AGENT (ON BEHALF OF ITSELF, EACH LENDER, THE ISSUING BANK AND THE LONDON AGENT) AND EACH SUBSIDIARY LOAN PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY AGENT, ANY LENDER, THE ISSUING BANK OR ANY SUBSIDIARY LOAN PARTY IN CONNECTION THEREWITH. EACH SUBSIDIARY LOAN PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT, EACH LENDER AND THE ISSUING BANK ENTERING INTO THE LOAN DOCUMENTS.

SECTION 4.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Form of Guaranty Agreement

IN WITNESS WHEREOF, each Subsidiary Loan Party has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

GELMAN SCIENCES, INC.
MEDSEP CORPORATION
MEMTEC FINANCE, INC.
PALL ACQUISITION LLC
PALL AEROPOWER CORPORATION
PALL BIOMEDICAL, INC.
PALL INTERNATIONAL CORPORATION
PALL PUERTO RICO, INC.
PALL-PASS US, INC.
PALL FILTRATION AND
SEPARATIONS GROUP INC.
RUSSELL ASSOCIATES INC.
PALL INDUSTRIAL MEMBRANES LLC,

by

Form of Guaranty Agreement

Accepted and Agreed for itself

and on behalf of the Lenders,

the Issuing Bank and the London Agent

JPMORGAN CHASE BANK, N.A., as Facility Agent
by

Name:
Title:

Form of Guaranty Agreement

ANNEX 1

to the Guaranty Agreement

THIS SUPPLEMENT dated as of [•] (this “Supplement”), is to the Guaranty Agreement, dated as of June 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), among the Subsidiary Loan Parties (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in the Guaranty) from time to time party thereto, in favor of JPMorgan Chase Bank, N.A., as facility agent (together with its successor(s) thereto in such capacity, the “Facility Agent”) for each of the Lenders.

WITNESSETH:

WHEREAS pursuant to the provisions of Section 4.05 of the Guaranty, each of the undersigned is becoming a Subsidiary Loan Party under the Guaranty; and

WHEREAS each of the undersigned desires to become a “Subsidiary Loan Party” under the Guaranty in order to induce the Lenders, the Issuing Bank and the Agents to continue to make Loans or to issue, amend, renew or extend Letters of Credit under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Lender, the Issuing Bank and each Agent, as follows.

SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Subsidiary Loan Party under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Subsidiary Loan Party and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Loan Party thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Subsidiary Loan Party” and/or “Subsidiary Loan Parties” in the Guaranty shall be deemed to include each of the undersigned.

SECTION 2. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guaranty.

Form of Guaranty Agreement

SECTION 5. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Facility Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Facility Agent’s counsel.

SECTION 6. Governing Law; Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Supplement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Form of Guaranty Agreement

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY],
by
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF

AND ON BEHALF OF THE CREDIT PARTIES:

JPMORGAN CHASE BANK, N.A.,

as Facility Agent

by
Name:
Title:

Form of Guaranty Agreement

EXHIBIT D

Mandatory Costs Rate

1. The Mandatory Costs Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period6 (or as soon as possible thereafter) the London Agent shall calculate a rate (the “Additional Costs Rate”), expressed as a percentage, for each Lender, in accordance with the paragraphs set out below. The Mandatory Costs Rate will be calculated by the London Agent as a weighted average of the Lenders’ Additional Costs Rates (weighted in proportion to the percentage participation of each Lender in the applicable Borrowing) and will be expressed as a percentage rate per annum.

3. The Additional Costs Rate for any Lender lending from a Lending Office located in a Participating Member State will be the percentage notified by that Lender to the London Agent. This percentage will be certified by that Lender in its notice to the London Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from such Lending Office.

4. The Additional Costs Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the London Agent as follows:

(a) with respect to any Loan denominated in Sterling:

AB + C(B–D) + E x 0.01	percent per annum
100 – (A+C)

(b) with respect to any Loan denominated in any currency (other than Sterling):

E x 0.01	percent per annum
300

Where:

“A” means the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

______________

6 Clifford Chance: Please advise as to what is the convention as to when Additional Costs Rate is calculated for ABR loans made by UK or European Lender (taking into account that ABR loans do not have an Interest Period).

D-1
Mandatory Costs Rate

2

“B” means the percentage rate of interest (excluding the Applicable Margin and the Mandatory Costs Rate and, if the Loan was not paid when due, the additional rate of interest specified in Section 2.12(d)) payable for the applicable Interest Period on the Loan.

“C” means the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D” means the percentage rate per annum payable by the Bank of England to the London Agent on interest bearing Special Deposits.

“E” is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the London Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the London Agent pursuant to paragraph 7 below and expressed in Sterling per £1,000,000.

5. For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

(b) “Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate).

(d) “Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

(e) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

3

7. If requested by the London Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the London Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in Sterling per £1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the London Agent for the purpose of calculating its Additional Costs Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of its applicable Lending Office; and

(b) any other information that the London Agent may reasonably require for such purpose.

Each Lender shall promptly notify the London Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the London Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the London Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its applicable Lending Office.

10. The London Agent shall have no liability to any person if such determination results in an Additional Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The London Agent shall distribute the additional amounts received as a result of the Mandatory Costs Rate to the Lenders on the basis of the Additional Costs Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the London Agent pursuant to this Schedule in relation to a formula, the Mandatory Costs Rate, an Additional Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding.

4

13.      The London Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding.

EXHIBIT E

Form of Compliance Certificate

Financial Statement Date:_______ __, 20__

To:	JPMorgan Chase Bank, N.A., as Facility Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 21, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Pall Corporation, a New York corporation (the “Company”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Facility Agent, Issuing Bank and Swingline Lender.

The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the _________________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Facility Agent on the behalf of the Company, and that:

[Use following paragraph 1 for Fiscal Year-end financial statements]

          1.        Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.01(a) of the Agreement for the Fiscal Year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

          1.        Attached hereto as Schedule 1. are the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

          2.        The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

          3.        A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[the Company performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

          4.        The representations and warranties of the Company contained in Article III of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 3.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 3.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

          5.        The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________, __________.

PALL CORPORATION
By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended_______________(“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 6.03 – Indebtedness

	A.	Priority Indebtedness as of the Statement Date:		$___________
	B.	Consolidated Net Tangible Assets as of the Statement Date:		$___________
	C.	15% of Consolidated Net Tangible Assets as of the Statement Date (Line I.B x 15%):		$___________

II.	Section 6.11 (a) - Consolidated Net Interest Coverage Ratio.

	A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

		1.	Consolidated Net Income (Net Loss) for Subject Period:	$___________
		2.	Consolidated Interest Charges for Subject Period:	$__________
		3.	Provision for income taxes for Subject Period:	$___________
		4.	Depreciation expenses for Subject Period:	$___________
		5.	Amortization expenses for Subject Period:	$___________
		6.	Non-cash non-recurring charges or losses for Subject Period:	$___________
		7.	Non-cash non-recurring gains for Subject Period:	$___________
		8.	Income tax credits or refunds for Subject Period:	$___________
		9.	Interest income for Subject Period	$___________
		10.	Consolidated EBITDA (Lines II.Al + 2 + 3 + 4 + 5 + 6 – 7 – 8 – 9):	$___________

	B.	Consolidated Interest Charges for Subject Period less interest income earned by the Company and its Subsidiaries for Subject Period:		$___________
	C.	Consolidated Net Interest Coverage Ratio (Line II.A.10 ÷ Line II.B):		$___________ to 1
Minimum required:

Form of Compliance Certificate

III.	Section 6.11(b) - Consolidated Net Leverage Ratio.
	A.	Consolidated Funded Indebtedness at Statement Date:	$ ___________
	B.	Consolidated EBITDA for Subject Period (Line II.A.10 above):	$ ___________
	C.	Consolidated Leverage Ratio (Line III.A ÷ Line III.B):	$ ___________ to 1
Maximum permitted:

Form of Compliance Certificate

For the Quarter/Year ended_______________(“Statement Date”)

SCHEDULE 3

to the Compliance Certificate

($ in 000’s)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA

as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Twelve Months Ended __________
Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation expense
+ amortization expense
+ non-cash non- recurring charges and losses
- non-cash non-recurring gains
- income tax credits and refunds
- interest income
= Consolidated EBITDA

Form of Compliance Certificate

EXHIBIT F

Form of Borrower Joinder Agreement

BORROWER JOINDER AGREEMENT dated as of [•], [•], among PALL CORPORATION, a New York corporation (the “Company”), [NAME OF NEW BORROWER], a [•] corporation (the “New Borrower”) and JPMORGAN CHASE BANK, N.A., as facility agent (the “Facility Agent”).

Reference is hereby made to the Five-Year Credit Agreement dated as June 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders party thereto, the Facility Agent and the London Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Borrowers, and the Company and the New Borrower desire that the New Borrower become a [US/European Tranche Borrower][French Tranche Borrower][Italian Tranche Borrower]. Each of the Company and the New Borrower represent and warrant that the representations and warranties of the Company in the Credit Agreement relating to the New Borrower and this Agreement are true and correct on and as of the date hereof. [The Company and the New Borrower represent and warrant that there is no income, stamp, or other tax of any country, or any taxing authority thereof or therein, in the nature of a withholding tax or otherwise, which is imposed on any payment to be made by the New Borrower pursuant to this Agreement or the Credit Agreement, or is imposed in respect of the execution, delivery or enforcement of this Agreement or the Credit Agreement.] The Company agrees that the guarantee of the Company contained in the Credit Agreement, and the guarantee of each Subsidiary Loan Party contained in the Guaranty Agreement, will apply to the Obligations of the New Borrower. Upon execution and delivery of this Agreement (and of any other documents reasonably requested by the Facility Agent) by each of the Company, the New Borrower and the Facility Agent, the New Borrower shall be a party to the Credit Agreement, a “Borrower” and a [“US/European Tranche Borrower”][“French Tranche Borrower”][“Italian Tranche Borrower”] for all purposes thereof, and the New Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

F-1
Form of Borrowing Joinder Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

PALL CORPORATION,
by

Name:
Title:

[NAME OF NEW BORROWER],
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Facility Agent,
by

Name:
Title:

F-2
Form of Borrowing Joinder Agreement

EXHIBIT G

Form of Borrower Termination Agreement

JPMorgan Chase Bank, N.A.,

as Facility Agent for the Lenders referred to below

270 Park Avenue

New York, NY 10017

[Date]

Ladies and Gentlemen:

The undersigned, Pall Corporation (the “Company”) refers to the Five-Year Credit Agreement dated as of June 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Facility Agent and J.P. Morgan Europe Limited, as London Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [NAME OF TERMINATED BORROWER] (the “Terminated Borrower”) as a “Borrower” and a [“US/European Tranche Borrower”][“French Tranche Borrower”][“Italian Tranche Borrower”] under the Credit Agreement. [The Company represents and warrants that no Loan made to the Terminated Borrower is outstanding as of the date hereof and that all amounts payable by the Terminated Borrower in respect of interest and/or fees (and, to the extent notified by the Facility Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company and the Terminated Borrower acknowledges that the Terminated Borrower shall continue to be a Borrower until such time as all Loans made to the Terminated Borrower shall have been repaid and all amounts payable by the Terminated Borrower in respect of interest and/or fees (and, to the extent notified by the Facility Agent or any Lender, any other amounts payable under the Credit Agreement by the Terminated Borrower) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrower shall not have the right to make further Borrowings under the Credit Agreement.]

THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

PALL CORPORATION,
by

Name:
Title:

G-1
Form of Borrower Termination Agreement

EXHIBIT H

Form of Borrowing Request

JPMorgan Chase Bank, N.A., as Facility Agent

for the Lenders referred to below,

270 Park Avenue

New York, N.Y. 10017

[Date]

Attention: [	]

Dear Ladies and Gentlemen:

The undersigned, Pall Corporation, a New York corporation (the “Company”), refers to the Five-Year Credit Agreement dated as of June 21, 2006 (as amended, supplemented or otherwise modified time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Facility Agent and J. P. Morgan Europe Limited, as London Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company, on behalf of [itself][NAME OF OTHER BORROWER] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that [it][NAME OF OTHER BORROWER] requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(a) such Borrowing shall be a [US/European Tranche Revolving Borrowing][French Tranche Revolving Borrowing][Italian Tranche Revolving Borrowing];

(b) such Borrowing shall be denominated in [CURRENCY]7 and shall be in an aggregate principal amount equal to $[•]8;

(c) the date of such Borrowing shall be [•]9;

(d) such Borrowing shall be [an ABR Borrowing]10 [a EURIBOR Borrowing][a LIBOR Borrowing];

______________

7 Borrowings may be denominated in US Dollars or an Alternative Currency.

8 The principal amount of any Borrowing must be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

9 The date of any Borrowing must be a Business Day and (a) in the case of a LIBOR Borrowing denominated in US Dollars, the third Business Day after the date of this Borrowing Request, (b) in the case of a LIBOR Borrowing denominated in an Alternative Currency or a EURIBOR Borrowing, the fourth Business Day after the date of this Borrowing Request and (c) in the case of an ABR Borrowing, the date of this Borrowing Request.

H-1
Form of Borrowing Request

(e) [if such Borrowing is a EURIBOR Borrowing or a LIBOR Borrowing] the initial Interest Period for such Borrowing shall have a [one][two][three][six]11months’ duration;

(f) the Applicable Funding Account for such Borrowing shall be [•]; and

(g) [if such Borrowing is denominated in an Alternative Currency] payments of the principal and interest on such Borrowing will be made from [JURISDICTION].

Very truly yours,

PALL CORPORATION,
by

Name:
Title:
______________

10 ABR Borrowings are only available for US Dollar denominated Borrowings by a US Borrower.

11 With the consent of each Lender with Commitments under the Tranche under which such Borrowing is to be made, the Interest Period may have a nine or 12 months’ duration.

H-2
Form of Borrowing Request

EXHIBIT I

Form of German Tax Confirmation

Bescheinigung	Certification

zur Vorlage beim Finanzamt für Zwecke des § 8a Körperschaftsteuergesetz (KStG)	for Presentation to the Tax Office for the purpose of Section 8a of Germany’s Corporation Tax Act

Sie hatten die [•] (“Darlehensgeber”) gebeten, zur Vorlage beim Finanzamt für Zwecke des § 8a KStG eine Bescheinigung auszustellen. Hierzu erklären wir, dass uns bezüglich der Betriebsmittellinie [•/Vertragsnummer; Kreditnummer; Kontonummer] vom [•] (Datum des Vertragsschlusses) in Höhe von EUR [•] (“Finanzierung”) an [•] die (“Kreditnehmer”):

You have asked [•] (the “Lender”) to issue a Certification for presentation to the Tax Office or the purposes of the Corporation Tax Law[i]. We hereby declare that with respect to the Five-Year Credit Agreement dated as of June 21, 2006, among Pall Corporation, the other Borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as Facility Agent and J. P. Morgan Europe Limited, as London Agent and the borrowings made by [•] (the “Borrower”) thereunder (the “Loans”).

• keine Sicherheiten an Kapitalforderungen von anderen Personen als dem Kreditnehmer gewährt wurden.	• No securities on capital claims of persons other than the Borrower have been grantedii.
• die nachfolgend aufgeführten Sicherheiten von anderen Personen als dem Kreditnehmer gewährt wurden:	• The following securities have been granted by persons other than the Borrower:
1. Dingliche Sicherheiten	1 Security in rem
• Pfandrechte (z.B. an Einlagen)	• Pledges / Liens (e.g. of deposits)

• Sicherungsabtretungen (z.B. Einzelabtretung von Forderungen)	• Assignments (e.g. assignments of receivables)

2. Personalsicherheiten (z.B. Bürgschaft, Garantie, Schuldmitübernahme)	2. Personal security (e.g. surety, guarantee, assumption of debt)

• dinglichen Sicherheiten (z.B. an Einlagen)	• securities in rem (e.g. on deposits)

• Sicherungsabtretungen (z.B. Einzelabtretung von Forderungen; Global-/Mantelabtretung von Forderungen)	• Assignments (e.g. assignments of receivables; global assignments)

• Unterwerfung unter die sofortige Zwangsvollstreckung mit dem gesamten Vermögen oder hinsichtlich einzelner Vermögensgegenstände	• Submission to immediate foreclosure in respect of all or certain assets

• vereinbarten Verfügungsbeschränkungen	• Agreed restraints on disposal

• sonstigen Vereinbarungen (z.B. Pfandrechte nach den Allgemeinen Geschäftsbedingungen)	• Other agreements (e.g. pledges/liens under the General Standard Terms and Conditions)iii

3. Sicherheiten der o.g. Art, auf die während des bestehenden Darlehensverhältnisses verzichtet wurde	3. Securities as mentioned above that have been waived during the term of the Loan

Sonstige Anmerkungen	Other commentsiv

Diese Bescheinigung enthält nur solche Angaben, die dem beim Darlehensgeber mit der vorgenannten Finanzierung betrauten Personenkreis bekannt sind.	This Certification is based solely on information that is known to the employees of the Lender who have worked on the Loans.

Der Darlehensgeber übernimmt mit dieser Erklärung – bereits aus rechtlichen Gründen – keine Beratung in steuerlichen Angelegenheiten. Insbesondere steht der Darlehensgeber nicht für den steuerlichen Erfolg ein, der mit dieser Bescheinigung angestrebt wird.

In providing this Certification, the Lender in the first place for legal reasons - is not offering any consultancy services on tax matters. In particular, the Lender will not be responsible or liable for the Borrower’s success in obtaining any tax benefits which are the objective of this Certification.

Die deutsche Version dieser Bestätigung ist bindend.	The German version of this Tax Confirmation shall prevail.
[Firma des Darlehensgebers]	[Name of Lender]
i.A.	by:
[Name]	[Name]
[Titel]	[Function]

[Datum]	[Date]
[Unterschrift]	[Signature]

[The following explanations are not intended to be included in the Tax Confirmation and will be deleted before execution of any Tax Confirmation.][Explanations

[i]

The declaration should only be issued at the request of the Borrower on the occasion of the conclusion of one of the legal transactions mentioned (loan etc.) by the Lender; furthermore, it must be reissued, without further request, by the issuer of the original Certification whenever any change is made in the contract or in the securities which have been provided.

ii

The list of securities granted by third parties must be supplied and the grantors of the securities must be named regardless of whether not merely short-term deposits or not merely short-term other capital claims within the meaning of marginal note 20 of the FMOF letter of 15 July 2004 on Section 8a Corporation Tax Law (Federal Tax Gazette I 2004 p. 593) are involved. Furthermore, this information must be provided regardless of whether the security depends on the fulfillment of a condition (e.g. security is provided or the debt secured falls due) or on the expiration of a period.

iii	All the securities and trust relationships granted for the loan must also be included (e.g. encumbrance of real property, mortgage, letter of responsibility, assignment as security).
iv	Enter here if (other) persons who are not borrowers have granted security, but have not released the bank from existing bank secrecy as regards this Certification.]

EXHIBIT J

Form of Effective Global Rate (Taux Effectif Global) Letter

[Date]

[French Borrowers]

For the attention of [authorised representative]

Dear Sir,

We refer to the Credit Agreement dated as of June [•], 2006 (as amended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among the Company, certain Subsidiaries of the Company party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as the Facility Agent and J. P. Morgan Europe Limited, as London Agent. Terms defined in the Credit Agreement shall have the same meaning in this notice.

This is the letter referred to in Section 11.18 of the Credit Agreement.

The variable nature of the interest rate applicable to the Loans makes it impossible to specify a taux effectif global applicable for the duration of the Credit Agreement.

However, in order to meet the requirements of of Articles L313-1 et seq, R 313-1 and R313-2 of the French Code de la Consommation and in accordance with the provisions of Section 11.18 of the Credit Agreement, we set out below an indicative calculation of the taux effectif global, based on the assumptions set out in this letter.

Assumed Applicable Rate:

EURIBOR:	[to be completed by the London Agent]

LIBOR/EURIBOR Spread:	[to be completed by the London Agent]

Commitment Fee Rate	[to be completed by the London Agent]

Based on the assumptions set out above (and including all fees and expenses relating to the Loans), the interest rate (taux de période) for an Interest Period (durée de période) of [to be completed by the London Agent] months would be [to be completed by the London Agent] % per annum and the effective global rate (taux effectif global annuel) would be [to be completed by the London Agent] % per annum.

The calculations set out in this letter are for illustrative purposes only and shall not bind the parties to the Credit Agreement. Nothing expressed or implied in this letter constitutes any commitment on the part of any of the London Agent.

Yours sincerely

[•]

For and on behalf of

J. P. MORGAN EUROPE LIMITED

Receipt acknowledged

[•]

For and on behalf

[French Borrowers]